UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

Croff Enterprises, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
Common Shares
	(2)	Aggregate number of securities to which transaction applies:
11,144,150
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
$ 0.10
	(4)	Proposed maximum aggregate value of transaction:
3,612,102
	(5)	Total fee paid:
$392.00
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

2007 PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

A Special meeting of Shareholders of
Croff Enterprises, Inc.
will be held at:

3773 Cherry Creek Drive North
Meeting Room, Second Floor, Room 280
Denver, Colorado
Telephone: (303) 383-1555

on

February ___, 2007, at 11:00 A.M.

General Information & Incorporation by Reference:

THIS PROXY STATEMENT IS BEING MAILED ON APPROXIMATELY FEBRUARY ___, 2007 TO ALL CROFF COMMON AND PREFERRED “B” SHAREHOLDERS OF RECORD IN CONNECTION WITH THE SOLICITATION OF THEIR VOTE BY THE BOARD OF DIRECTORS OF CROFF ENTERPRISES, INC. (“the Company” or “Croff”) with regard to a Special meeting of shareholders to be held on February ___, 2007 at 11:00 a.m. at 3773 Cherry Creek Drive North #1025, Denver, Colorado 80209, Telephone: (303) 383-1555, pertaining to the following described share exchange and resulting acquisition. This Proxy Statement should be reviewed in connection with the copy of the Annual Report filed on SEC Form 10-K dated December 31, 2005 and Croff’s 10-Q for the quarter ending September 30, 2006.

VARIOUS ITEMS OF IMPORTANT INFORMATION AND ACCOUNTING FOR THE COMPANY RELATED TO THIS PROXY STATEMENT, SUCH AS “DESCRIPTION OF THE BUSINESS”, ARE SET-OUT IN THE ANNUAL REPORT EARLIER DELIVERED TO SHAREHOLDERS ON FORM 10-K AND QUARTERLY REPORT ON FORM 10-Q AVAILABLE ON LINE OR FROM THE COMPANY (SEE OTHER INFORMATION PARAGRAPH OF THIS PROXY AT PAGE 37). SUCH DETAILED INFORMATION MAY BE RELEVANT IN REVIEWING THIS PROXY STATEMENT, BUT IS NOT REPEATED IN THIS DOCUMENT. ACCORDINGLY, EACH SHAREHOLDER SHOULD REFER TO THE FORMS 10-K AND 10-Q BEFORE COMPLETING THEIR PROXY BALLOT.

Proxies voted in accordance with the accompanying ballot form, which are properly executed and received by the Secretary to the Company prior to the Special meeting, will be voted. Shareholder Proposals are discussed at Page 36.

Essential Terms of Share Exchange

On December 12, 2006, Croff Enterprises, Inc. (hereafter “Croff” or the “Company”) entered into a Stock for Stock Equivalent Exchange Agreement (the “Exchange Agreement”) with Taiyuan Rongan Business Trading Company Limited (hereafter “TRBT”), a private Chinese company located in or around the city of Taiyuan, Shanxi Providence, in the Peoples Republic of China (“PRC” or “China”).

The essential nature of the Exchange Agreement provides for Croff to issue approximately 11,000,000 restricted common shares to the shareholders of TRBT under claimed exemptions from registration in exchange for the acquisition of 80% of the outstanding equity and ownership of TRBT by Croff. Croff will also convert its Preferred B share into two shares of its common stock in exchange for each share of Preferred B stock held by its public Preferred B shareholders, and accept the tender of the remaining Preferred B from the Croff principals as outlined below. Croff would then cancel all Preferred B shares.

In the event of an affirmative vote in favor of the Exchange Agreement, Croff would own eighty percent (80%) of all of the issued and outstanding equity interest of TRBT. TRBT in turn owns a seventy six percent (76%) ownership interest in six shopping malls located in or around the City of Taiyuan, China, which is located approximately 400 kilometers west of Beijing, China. As a result, Croff will own an approximately sixty one percent (61%) net interest in the shopping malls.

In the event of closing, the prior TRBT shareholders will receive and hold approximately 92.5% of all issued and outstanding shares of Croff and the current Croff shareholders as of a date of this Proxy would continue to hold approximate 7.5% of the issued and outstanding shares of Croff.

The proposed Share Exchange is subject only to an affirmative shareholder vote and ratification pursuant to this Proxy Statement. Estimates or projections of the effect of the transaction upon the valuation of the Croff shares or stock price of the shares cannot and will not be made by Croff as part of the acquisition.

Each shareholder is further advised that the Croff principal shareholder, Mr. Gerald L. Jensen, and related controlled entities, intends to vote in favor of the Share Exchange and all related matters and holds sufficient Croff common in connection with Mr. Julian Jensen, a co-director, as to the common stock; and, individually as to the preferred B shares, to constitute a majority sharehold position in both classes of issued and outstanding shares.

The primary terms of the Agreement are as set-out below. However, each shareholder or other interested party is encouraged to review the complete Exchange Agreement as previously filed and the availability of which is subsequently set-out:

  As noted above, in the event of the successful consummation of the Share Exchange, Croff will be acquiring eighty percent (80%) of the issued and outstanding equity interest of TRBT, which in turn owns seventy six percent (76%) of all equity and ownership interest in six shopping malls in or around the city of Taiyuan, China, resulting in a net equity interest in the properties by Croff of approximately sixty one percent (61%).

  As a necessary term and provision of the Exchange Agreement, Mr. Gerald L. Jensen, the current principal shareholder and president of Croff and related owned companies (the “Croff Principals”) will, subject to shareholder vote, acquire 67.2% of all of the preferred B assets from Croff in exchange for the 67.2% of the class “B” preferred shares which he now holds. The Croff Principals will exchange three hundred sixty three thousand and five hundred thirty five (363,535) shares, or 67.2% of the class “B” shares outstanding, in exchange for 67.2% of all of the class B preferred assets of Croff, which are essentially the oil and gas assets of the Company. These class “B” preferred shares will be cancelled by the Company of record upon tender.

  The principal shareholders will concurrently, tender the sum of six hundred thousand dollars ($600,000) in cash to the Company, and assume all liabilities of the oil and gas assets, in exchange for the remaining 32.8% of the preferred “B” oil and gas assets.

  Croff will then, as part of the exchange closing, convert all remaining preferred “B” shares held by the public, being the remaining 32.8% of the issued and outstanding class of preferred “B” preferred shares, to common shares on a ratio of two common shares for each class “B” preferred share. Upon the closing of the exchange transaction, all class “B” preferred shares will be cancelled and terminated of record. Any subsequent presentation of class “B” preferred shares will entitle the holders to receive two common shares upon presentment. Class “B” preferred shareholders, who cannot be located under applicable notice provisions of the Utah Business Corporation Act, may subsequently have any unclaimed common shares to which they would otherwise be entitled tendered to the State of Utah as lost or abandoned shares. As a result, upon the closing of the Exchange Agreement, the Company will have outstanding only common shares.

  The six hundred thousand dollars ($600,000) paid by the Croff Principals will remain in the Company. The Company will record the money received as a capital gain to the extent it exceeds 32.8% of the cost basis in the oil and gas assets. Prior to the closing, the Company will pay out a $.20 per share cash dividend to all common shareholders of record prior to the closing and payment of a retirement stipend to the outside Directors of $10,000 dollars each.

  Increase the authorized class of Preferred “A” shares, no par, from five million shares to ten million shares; and the authorized Common shares, $0.10 par, from twenty million to one hundred million.

  The Share Exchange Agreement is being submitted pursuant to the within Proxy solicitation, but subject to a right of TRBT to rescind the transaction if 17% or more of all Croff shareholders (common and preferred) elect to exercise their Dissenting Shareholder Rights under Utah law as more fully set-out herein.

  Immediately upon the close and pursuant to the earlier proxy solicitation, if approved, the shareholders will have elected the new board of directors nominated and designated by TRBT. This new board will then appoint the designated officers which are also generally identified in this Proxy.

  As a net result and in the event of the approval of the acquisition by the shareholders and the closing of the transaction, the oil and gas business will be exchanged and sold to the current principal shareholder, and the business of the Company will be modified from oil and gas production to the acquisition, development and management of retail properties in the PRC, including the initial six properties as identified.

  It is not presently intended that the name or domicile of the Company will be changed immediately after the close and the Company will continue to operate as the parent company of TRBT.

  It should be noted that the current principal shareholder, Mr. Gerald L. Jensen, and the co-director Mr. Julian Jensen hold and intend to vote a majority block of common shares in favor of the Exchange. Mr. Gerald L. Jensen, individually and through controlled entities, owns a majority of the preferred B shares which he intends to vote in favor of the Share Exchange.

  Proposed compensation to the new management and other details of the Share Exchange are set out more fully herein.

The foregoing is only intended to be a general description of the most essential terms of the Exchange Agreement and any interested party should review more carefully the following section II more fully describing the transaction, as well as the actual Exchange Agreement earlier filed as part of the December 14, 2006 8-K filing by the Company. Copies of the Exchange Agreement can be viewed online at the SEC website (www.sec.gov/edgar) or at the Company website (www.croff.com), or a printed copy may be obtained from Croff at its address above by telephoning or making a written request.

Revocability of Proxy

A shareholder returning the enclosed proxy ballot has the power to revoke it at any time before it is exercised and may do so by written notice to the Secretary of the Company at the address set forth above, effective upon receipt of such written notice prior to the close of voting, or by voting in person at the Special meeting. Attendance at the Special meeting, in and of itself, will not constitute revocation of a proxy.

Solicitation and Voting Procedures

The record date for the determination of shareholders entitled to vote at the Special meeting is the close of business on December 31, 2006. There were issued, outstanding and entitled to vote on such date approximately 551,244 shares of the 20,000,000 authorized common shares. The Company has only one class of Common Shares, each of which is entitled to one vote. The Company does not have cumulative voting. Accordingly, each shareholder must vote all of his shares on each separate ballot proposal or nominee, or abstain from voting on that item or person. The Company will bear all costs of this proxy solicitation.

The Company has two classes (“A” & “B”) of generally non-voting preferred shares. No “A” shares have been issued. Each holder of common stock, as of 1996, was issued one share of class “B” preferred stock for each common share owned. At the same time, the Company pledged all of its oil and gas assets existing at that time to the class B preferred stock. In 2005, the Croff Principals tendered for the balance of the preferred B shares and now hold 67.2% of the preferred B shares. The preferred “B” shares are non-voting as to general corporate matters, but are entitled to vote upon, and will be counted separately in this proxy solicitation, as to the disposition of the preferred “B” assets of the Company, which constitute its remaining oil and gas assets.

Common shares and preferred “B” shares entitled to vote will be determined based upon the official shareholder record of December 31, 2006. Actual votes cast will be determined by the physical counting of votes in person or proxy by the Inspector of Elections to be appointed prior to the meeting by the Board of Directors. Any dispute as to votes or entitlement to vote will be decided by majority vote of the Board of Directors. Abstentions and broker non-votes will not be counted for either quorum or ballot purposes.

As to each item to be voted upon in this Proxy, a numerical majority of the issued and outstanding shares must be present or voted by Proxy at the meeting. Each proposal to be voted upon will only be adopted by a majority vote of shares voted at the meeting, provided a quorum is present. That is, a quorum will be established by the presence in person or by proxy of 275,622 common shares and 270,330 preferred “B” shares. Each item will be adopted by an affirmative vote of a majority of the common share present in person or by proxy, as determined by the Inspector of Elections. Provided, however, the proposal dealing with the sale and transfer of the preferred “B” assets will also require majority approval of the outstanding preferred “B” shares.

There are no matters to be voted upon as described by this Proxy upon which management will proceed absent majority shareholder approval as described above.

Dissenting Shareholders Rights

Any dissenting shareholder’s rights of Croff shareholders are deemed to arise under Utah Law. In essential terms, dissenting shareholder rights afford minority shareholder’s the right to “dissent” from certain corporate actions approved by the majority of shareholders if they do not believe the economic treatment they are to receive from such company actions are fair or equitable. In most cases this would involve situations where the shareholder is receiving compensation from or for the shareholder’s shares as a result of a merger, share exchange, or the acquisition or sale of assets.

As to the matters to be voted upon in this Special Meeting, each common and preferred “B” shareholder will be given dissenting shareholder rights as more fully discussed under that section of this Proxy Statement.

This Proxy is solicited on behalf of Board of Directors who urge your vote in favor of the matters proposed.

Matters to be Voted Upon

The following constitutes a listing of the matters to be voted upon at the meeting and are more fully explained and set-out subsequently in this Proxy:

Common Shareholder Vote

1.	Approval of the Share Exchange Agreement and resulting acquisition of the TRBT assets, and sale of the preferred class “B” share assets.

2.	Election of the TRBT slate of directors as more fully identified and described herein.

3.	An increase in the authorized but unissued Class A shares (no par) from five million to ten million shares.

4.	An increase in the authorized common shares from twenty million to one hundred million shares at ten cents per share par value.

5.	Vote upon other matters as may properly come before the meeting. Management has not scheduled or noticed any other matters and does not anticipate any other issues to be raised at the Special Meeting.

Preferred Shareholder Vote

The Preferred B Shareholders will vote upon the following:

Approval of the exchange of all Preferred B share assets (oil & gas assets, related bank accounts, and other intangible assets), to the Croff Principal Shareholders for $600,000, assumption of all related liabilities, and delivery of 67.2% of the Preferred B shares, and exchange of two common shares for each remaining Preferred B share not held by the Croff principal shareholders, and the subsequent cancellation of all Preferred B shares.

Principal Shareholders and Parties Having a Substantial Interest

The Company knows of no person or group, except the following, which as of the date of this Proxy Statement, beneficially owns and has the right to vote more than 5% of the Company's Common Stock. The following principal shareholders, as well as principal officers and directors, should be deemed to be persons who have a substantial interest and influence as to the matters proposed in this Proxy:

COMMON SHARES

NAMES AND ADDRESS OF BENEFICIAL OWNER		BENEFICIALLY OWNED	PERCENT OF CLASS

1.	Jensen Development Company (1)	132,130	24.0%
	3773 Cherry Creek Drive North #1025
	Denver, Colorado 80209

2.	Gerald L. Jensen	121,358	22.0%
	3773 Cherry Creek Drive North #1025
	Denver, Colorado 80209

3.	Julian D. Jensen	31,663	5.7%
	311 S. State Ste. 380
	Salt Lake City, UT 84111

Directors as a Group		303,651	56.1%

(1) Includes shares held by Jensen Development Corporation (132,130) which is wholly owned by Gerald L. Jensen.

SUMMARY INFORMATION AS TO CURRENT DIRECTORS/PRINCIPAL OFFICERS

NAME	Director Since	Compensation
Gerald L. Jensen	1985	Salary as President: $54,000 - Inside Director Compensation - See Executive Compensation Below
Richard Mandel, Jr.	1985	Outside Director Stipend Only (See Executive Compensation Below)
Julian D. Jensen	1990	Outside Director Stipend Only (See Executive Compensation Below)
Harvey Fenster	Dec. 2006	Outside Director Stipend Only (See Executive Compensation Below)

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of common stock and preferred B stock of the Company as of December 31, 2006, by (a) each person who owned of record, or beneficially, more than five percent (5%) of the Company’s $.10 par value common stock, its common voting securities, and (b) each director and nominee in 2006-2007 and all directors and officers as a group.

	Shares of			Shares of
Owners	Common		Percentage	Preferred B		Percentage
	Class Owned		Stock Owned	Class B Owned		Stock Owned
	Beneficially		Common Stock	Beneficially		Preferred B Stock

Gerald L. Jensen	253,488	(1)	46.0%	363,535	(1)	67.2%
3773 Cherry Creek Drive N, #1025
Denver, CO 80209

Edwin W. Peiker, Jr. (2)	4,000		0.7%	0		0%
550 Ord Drive
Boulder, Colorado 80401

Dilworth A. Nebeker (3)	2,900		0.5%	0		0%
10823 Palliser Bay Drive
Las Vegas, Nevada 89141

Richard H. Mandel, Jr.	18,100		3.2%	8,000		1.5%
3333 E. Florida #94
Denver, Colorado 80210

Julian D. Jensen	31,663		5.7%	0		0%
311 South State Street, Suite 380
Salt Lake City, Utah 84111

Harvey Fenster
25 Oak Meadow Road	-		-	-		0%
Evansville, IN 47725

Directors as a Group	303,651		56.1%	371,535		68.7%

(1)	Includes 132,130 shares of Common and 132,130 shares of preferred B held by Jensen Development Company which is owned by Gerald L. Jensen.

(2)-(3)	Resigning in December 2006.

EXECUTIVE COMPENSATION

Certain additional required information concerning remuneration, other compensation and ownership of securities by the Directors and Officers is set-out in the annual report on Form 10-K, previously sent to shareholders and incorporated by this reference. Directors currently received $350 for each half-day session of meetings of the Board and $500 for each full day meeting. The Audit Committee Chairman receives $500 per quarter and each member receives $350 per quarter. Mr. Dilworth Nebeker and Mr. Edwin Peiker were paid a retirement stipend of $10,000 each on their resignation in December 2006.

Remuneration

During the fiscal year ended December 31, 2006, there were no officers, employees or directors whose total cash or other remuneration exceeded $80,000.

Summary Compensation Table

2003 - 2006 Compensation Gerald L. Jensen, President. (No other executive salaries)

	2003	2004	2005	2006
YTD
Annual Compensation
Salary	$54,000	$54,000	$54,000	$54,000
Bonus	$0	$0	$0	$0
Other Annual Compensation	$0	$0	$0	$0

Long Term Compensation
Awards
Restricted Stock Awards	$0	$0	$0	$0
Payouts
No. Shares Covered by Option Grant	0	0	0	0
Long Term Incentive Plan Payout	$0	$0	$0	$0
All Other Compensation (1)	$1,620	$1,620	$1,620	$1,620

1   Mr. Gerald Jensen has also received an IRA contribution from the Company of $1,620 (3% of salary) per year since 2003.

Gerald L. Jensen is employed as the President and Chairman of Croff Enterprises, Inc. Mr. Jensen commits a substantial amount of his time, but not all, to his duties with the Company. Directors, excluding the President, are not paid a set salary by the Company, but are paid $350 for each half-day board meeting and $500 for each full-day board meeting.

Options, Warrants or Rights

The company had no outstanding stock options, warrants or rights, presently, or as of December 31, 2006.

Proposed Directors and Executive Officers

The following is a listing and brief business biographical information for each of the proposed new directors and executive officers who will assume positions in the Company in the event of the closing of the Exchange Agreement:

Directors:
1.	Mr. Aizhong An, Age 62, President and CEO, Chairman of the Board

Mr. Aizhong An is an experienced Chinese business executive. In 1969, after military service, Mr. An returned to his hometown Taiyuan Hao Zhuang (Good Village), and worked as a deputy manager of a local business management group. Mr. An founded the privately owned TRBT Industry Co., Ltd. in 1985. He was recognized as a business pioneer, as TRBT was a “non-state-run enterprises”, a rarity in China in 1985. In 1991, Mr An founded Taiyuan Clothing City Group Company Limited (“TCCG”). TCCG’s main business was and is the development and management of shopping and distribution centers Mr. An serves as President & CEO of TCCG. In 2002, TCCG had over 5,000 distributors and retailers in their centers. By the end of 2004, TCCG had five centers and 9 locations. These assets, to the extent of 76% ownership, were consolidated into TRBT. TRBT is the largest shopping and distribution center group in Shanxi province.

2.	Mr. Samuel Liu, Age 44, Director, COO

Mr. Liu was a senior manager in a trading company (annual revenues approx. 300 million dollars) in U.S.A. from 1986 – 1993 known as Accords System, Inc.. From 1994 – 2002 was the president of Super Nu-Life Products, Inc., a nutri-ceuticals manufacturer. From 2003 to present Mr. Liu was active in founding, organizing and managing a number of foreign investment projects in China, and he counsels China companies on doing business in the U.S.A., and in mergers with public companies in the U.S.A. Mr. Liu has a Master of Arts degree from Beijing University, awarded in 1984.

3.	Mr. Jiming Zhu, Age 53, Director, Vice President, CFO

Mr. Jiming Zhu started work as an accountant for the Hao Zhuang management group from 1974--1976. In 1994, he joined the TRBT industry group. He was co-founder of Taiyuan Yudu Minpin Shopping Mall and worked as its General manger from 1996 to the present. Mr. Zhu has been elected as a “Manager of the Year” of “non-state-run Enterprises” in Taiyuan every year since 1996.

4.	Ms. Junhui An, Age 36, Director

Mrs. Junhui An started work as Human Resources manager in Clothing City in 1996. Clothing City is a predecessor entity to TRBT. During 1996-2002 she recruited the management team for the Clothing City mall. She was named General Manager of Clothing City in 2002. Ms. Junhui An is the daughter of Aizhong An.

5.	Mr. Omar J. Gonzalez, Age 44, Director

Mr. Gonzalez from 1984 to the present is the owner/manager of Omar’s Exotic Birds, an exotic bird chain having three retail stores in Southern California. Mr. Gonzalez has also been active in pet product distributions, bird breeding and supervising private zoological sites. Mr. Gonzalez has a B.A. degree in Human Resources from Dominguez Hills University in Gardena, California.

6.	Dr. Gregory J. Frazer, Age 54, Director

Dr. Gregory Frazer entered the private practice of Audiology and Hearing Aid Dispensing in 1982. For 14 years, he owned and operated Hearing Care Associates, a private audiology practice in the U.S. In 1996, he founded Sonus-USA, Inc.which is now part of the largest corporate audiology chain in the world. In 2003, Dr. Frazer re-entered private practice in Brentwood, California, as owner of Pacific Hearing, Inc., a public corporation traded OTC, and Director of Audiology at Pacific Eye & Ear Specialists, Inc. Previously, Dr. Frazer was a UCLA Clinical Instructor in the Department of Head & Neck Surgery at Olive View Medical Center, and an Adjunct Professor for the Kirksville College of Medicine/Arizona School for Health Sciences Doctor of Audiology Program. Since 1999, he has been a facilitator for the University of Florida Doctor of Audiology Program.

7.	Mr. Umesh Patel , Age 50, Director

Mr. Umesh Patel is currently the President and Vice President of Marketing and Sales at Digital Learning Management Corporation, a public corporation “DGTL,” OTCBB, where he was formerly the Chief Financial Officer. Previous to this position, he was with WebVision, Inc. At WebVision, Inc., Mr. Patel was the controller, and assisted in raising equity for international expansion. From 1990-2001, Mr. Patel was the President of Tech Med Billings Services.

Officers:

1.	Mr. Aizhong An, Age 62, CEO “See prior biographical description”

2.	Mr. Samuel Liu, Age 44, COO “See prior biographical description”

3.	Mr. Jiming Zhu, Age 53, Vice President, CFO, Treasurer “See prior biographical description”

4.	Mrs. Junhui An, Age 35, Vice President “See prior biographical description”

5.	Ms. Maggie Zheng, Age 35, Secretary
Ms. Zheng has been Vice President in charge of the commercial banking division of United Commercial Bank, a state chartered bank, in City of Industry, California from April of 2006 to the present. From 2005 to 2006, she directed international banking operations for East West Bank, a private banking facility, in Pasadena, California. From January 2002 to December 2004, she worked for Washing International Group, an international business development company in Chicago, Illinois. Ms. Zheng holds an MBA degree from De Paul University awarded in 2003.

Proposed compensation and sharehold interest of new management and principal shareholders.

In the following tables, Croff will set-out the total compensation for each anticipated principal officer of the surviving entity immediately upon the effective date of the Share Exchange. Compensation includes all forms of compensation, such as salary as well as any indirect compensation such as payment of insurance or other benefits. Also included in the compensation table are any stock rights and options which will exist as of the time immediately following the effective date of the Share Exchange. Thereafter, the new management has agreed to not seek or accept any increase of compensation for six months from the Effective Date of the share exchange. Any material change in compensation will be subsequently reported by the Company in various securities law filings under the Securities and Exchange Act of 1934. The second of the two following tables will set-out the sharehold interest and percentage ownership of the new management and significant shareholders for the Company immediately upon the Effective Date of the share exchange.

SUMMARY COMPENSATION

Name, Position and Address	Annual Salary or Other Direct Compensation	Valuation of all Indirect Benefits	Stock Warrants or Other Stock Rights
Aizhong An CEO, Chairman 148 Chaoyang Street Taiyuan, Shanxi China	$19,200	None	None
Samuel Liu President, COO 22128 Steeplechase Lane Diamond Bar, CA 91765	$60,000	None	None
Jiming Zhu Vice President, CFO, Treasurer 148 Chaoyang Street Taiyuan, Shanxi China	$19,200	None	None
Junhui An Vice President 148 Chaoyang Street Taiyuan, Shanxi China	$24,000	None	None
Maggie Zheng Vice President, Secretary 25 N. Elmolino St. Apt E Alhambra, CA 91801	$42,000	None	None

SHAREHOLD INTEREST OF MANAGEMENT AND SHAREHOLDERS HOLDING OVER FIVE PERCENT OF SHARES

New Croff Directors, Nominated by TRBT (1)	Capital Paid In Currency to TRBT	Percent of Current Registered TRBT Capital	Number of Croff Common to be Issued (shown as a % of total Croff common after closing – 12,049,642
1. An, Aizhong Director, Officer 148 Chaoyang Street Taiyuan, Shanxi China	RMB 1,280,000	80%	54.3% 6,542,630
2. Liu, Yong Beneficial Shareholder 210 Tower B, Hi-Tech Plaza Tian An Cyber Park, Futian Shenzhen, China 518048	0	0%	5.92% 713,302
3. Wang, Tao Beneficial Shareholder 170 Hongqi Ave Haerbin, China 150030	0	0%	8.88% 1,069,954
4. Huang, Hai Beneficial Shareholder 3105 Bank of America Tower Central Hong Kong	0	0%	7.9% 951,873
5. Deng Xiangjun Beneficial Shareholder CMA Building 64 Connaught Rd Central Hong Kong	0	0%	7.9% 951,873
TOTALS	RMB 1,280,000	80%	84.90%- 10,229,632

(1)	Beneficial Shareholders includes shares held by controlled entities. See table on page 19.

DISCUSSION OF PROPOSED REMUNERATION

The initial total remuneration to be paid to the principal officers and directors of the Company, post effective date of the Exchange Closing, as outlined above, is modest by U.S. standards. Further, each shareholder or prospective shareholder should note that no front-end stock options or rights have been created or granted to management or will exist as of the effective date of the closing. However, after an initial commitment not to alter or amend compensation for six months, management may create new and enhanced compensation to management, including various management stock options, warrants or other stock rights. It is unlikely that any increase in compensation, as approved by the Board, will require initial shareholder approval, but management stock option programs most likely will be submitted at some point for shareholder ratification or approval. Further, because of the minority status of public shareholders in the Company, there will be essentially no independent approval or check upon the granting of compensation to management as it may deem appropriate. These matters are further discussed in this proxy under the Risk Factor section. While not directly a compensation issue, it should be further understood that the Company will most likely be required to employ substantial independent legal and accounting experts initially who will advise the Company as to ongoing compliance and operation as a U.S. public company and these third party service expenditures will probably constitute a significant cost and burden to the Company, particularity during its reorganization period.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Historically, as well as will be the situation after the effective date of the closing of the proposed Share Exchange and Reorganization, there has existed and will continue to exist various control relationships in this Company which have resulted in transactions which cannot be considered as true “arms-length” transactions between independent parties. Historically, Mr. Gerald L. Jensen and affiliated entities have been the majority and controlling shareholder. While the Board has independently passed upon various proposals and transactions related to transactions with Mr. Jensen, as previously reported, these transactions could not be considered as fully independent arms length transactions between independent parties. In the same light, the new management group and its principal shareholder, Mr. Aizhong An, will have a substantial control position in the public entity and may engage in various transactions related to issuance of shares, stock options or rights or other forms of compensation which, while passed upon by the Board of Directors, may not constitute fully independent or arms length transaction in this Company.

Present management or anticipated new management cannot foresee or predict all potential conflicts or related party transactions that may arise in the future, but believe that the following may constitute some of the more significant historical and potential future related party transactions which are set-out below in outline fashion and, as to past events, have been more fully treated and set-out in prior disclosures to shareholders in public filings by Croff:

  As to the prior tender for the Preferred “B” shares by Mr. Gerald L. Jensen and related entities in 2005, no independent fairness opinion was obtained. While Croff’s Board of Directors acting as an independent committee, believed that the terms and conditions for such tender were fair and reasonable, it should be understood that no independent determination of such factors by a fully independent individual or group was employed.

  As to the aspects of the present Share Exchange Agreement dealing with the cash and stock tender for remaining Class B preferred assets of the Company by Mr. Gerald L. Jensen and related entities, again there has been no fully independent fairness opinion or review. The Company’s Board believes that such terms are reasonable based upon the present economic status and circumstances of the Company, but each investor should consider the lack of such independent fairness opinion or review as an essential risk factor as it pertains to this related party transaction.

  The ongoing business of the Company will be substantially controlled by Mr. Aizhong An who will hold a preponderate majority of the outstanding shares of the Company for the foreseeable future. As a result, decisions and transactions between Croff and Mr. Aizhong An will not be fully arms-length transactions, even if reviewed and passed upon by an independent majority of the Board. Further, there is no assurance or guarantee that the Board can, or will, act independently of Mr. Aizhong An’s influence. In all events, Mr. An will be in a substantial majority sharehold position to determine direction and terms of any transactions by the Company for the foreseeable future, subject to only to board review and approval. Ultimately, Mr. An may also elect such further or replacement individuals to the Board as he deems appropriate and may thereby, exercise ultimate control and authority over the future operations, business decisions and management of the Company.

  Historically, Croff has reported other related party transactions as part of its current 10-K filing which is incorporated by this reference; but does not believe such disclosures relevant to its ongoing activities pursuant to the reorganization.

MANAGEMENT'S STOCK RIGHTS AND OPTIONS

As previously noted, there were no remaining stock options, warrants or other stock rights held by management as of the Effective Date of the Stock Exchange Agreement, nor will there be any such rights as of the Effective Date of the closing of the transaction described by this Proxy Statement. New management will not have or be entitled to any stock options, warrants or other stock rights for a period of six months from the Effective Date. However, as noted above, in the future the new management may determine and create various forms of executive stock rights or options with or without shareholder approval and subject only to public disclosure. Further, because Mr. Aizhong An will be the predominate shareholder in Croff, there will not be any direct public restraint or direction as to the nature, amount or timing of such stock rights or warrants after the initial six month period.

AUDIT COMMITTEE

Prior to 2004, the Company did not have an Audit Committee. However, under existing statutory requirements, the Company implemented, as of January 1, 2004, an audit committee complying with the requirements of the Sarbanes-Oxley Act. From 2004 through December 12, 2006, Mr. Dilworth Nebeker as Chairman & Mr. Ed Peiker, served on the audit committee. After December 5, 2006, Mr. Harvey Fenster, as Chairman and Mr. Richard Mandel, as a member, served on the audit committee.

CORPORATE PERFORMANCE GRAPH

Normally contained in this section would be a graph comparing the company’s stock performance to the performance of the general market on which it trades, as well as comparisons to the relevant industry segment of that market. However, because during the last year, Croff had only a very limited trading market on the Electronic Bulletin Board, it is deemed such presentation would be inaccurate and potentially misleading. Croff continues to have very limited trading activity. The trading range during the last year has ranged from approximately $1.40 per share to $3.00 per share. Since December 15, 2006, a more active market has developed and it may be possible to chart this activity in the future.

MATTERS SUBJECT TO SHAREHOLDER VOTE

I.

ELECTION OF DIRECTORS

The resigning Croff Board consists of Gerald L. Jensen, Richard H. Mandel, Jr., Harvey Fenster and Julian D. Jensen. The new slate of directors, whose election is urged, are more fully described above.

II.

VOTE ON SHARE EXCHANGE AND RELATED ACQUISITION TERMS

General Description of Share Exchange and Acquisition

On December 12, 2006, Croff entered into a definitive Stock for Stock Equivalent Exchange Agreement with TRBT as generally described above. A basic outline of this transaction has been included in the forepart of this Proxy Statement and was also generally described in the 8-K filing made contemporaneously with the execution of the Exchange Agreement. Also, attached to that prior 8-K filing on or about December 14, 2006 was a copy of the complete Stock Exchange Agreement with exhibits. Each party reviewing this Proxy may wish to review that completed Agreement as previously filed as an attachment to the 8-K filing at the SEC website at www.sec.gov; or, alternatively, a copy may be reviewed at the Croff company website at www.croff.com., by clicking on corporate profile, then all SEC filings. Additionally, a written copy can be obtained directly from the Company by telephone or mail request without cost. Management of the Company is further willing to discuss any terms and provisions of this Agreement in more detail with any shareholder, prospective shareholder or other interested parties.

The Company herewith incorporates the complete Stock Exchange Agreement as described above as part of this description without setting-out or outlining again in detail all of all of the relevant terms and provisions of such Agreement. In outline fashion, the Agreement and resulting acquisition are described as follows:

1.   Upon the successful confirmation of the Share Exchange and the Effective Date of the closing, Croff will be acquiring an eighty percent (80%) interest in the issued and outstanding equity of TRBT, which in turn owns seventy six percent (76.1%) of all equity interest in six shopping malls in or around the city of Taiyuan, China. As a result, Croff is acquiring a net equity interest in the properties of approximately sixty one percent (61%). It is believed that TRBT owns all of the physical buildings in the six shopping malls specifically described in attachments to the Share Exchange Agreement and more fully described below.

2.   The inventory and other personal property located in the malls are held by various lessees who act as both wholesalers and retail merchants for various consumer products, and house wares for public sales within the shopping malls. The principals core products sold within the malls include various consumer clothing and household items, stationary, jewelry, household goods, books, electronics, appliances, cameras and other miscellaneous consumer products.

3.   It is anticipated that Mr. Aizhong An will continue as a principal manger of the TRBT properties and will continue to own the majority of the equity interest through his shareholder interest in Croff, being a 54.3% shareholder of Croff as of the Effective Date of the closing.

4.   It should be noted that the underlying real property upon which each mall is located is state owned and is made available to TRBT on a long term license basis as indicated below under the description for each mall location. There can be no assurance or warranty that the government of China, which continues to own the underlying real property, will renew or extend such licenses upon the completion of the initial terms and such must be considered as potential risk factor in this transaction. Moreover, the physical structures constituting the malls will most likely be treated as appurtenant to the licensed property.

5.   Upon the completion of the Effective Date of the Share Exchange, Mr. Aizhong An and affiliated parties will own 92.5% of the issues and outstanding shares of Croff and the remaining public and prior principal shareholders will collectively own the remaining 7.5%, with the public shareholders retaining 3.75% or approximately one half of the 7.5% .

6.   At present, there is no commitment or undertaking of the Company after the closing to commence the payment of dividends from anticipated earnings and no one should continue to hold or acquire stock in the Company upon any assurance or expectation of dividends as it is most likely that the Company will continue to retain any earnings for growth or development purposes for the foreseeable future.

7.   While the shopping malls, as generally described below, collectively, are currently profitable in operations, there can be no assurance of ongoing profitability. Most tenant leases in the malls are prepaid lump sum net leases ranging in term from five to ten years.

8.   Croff will transfer out, as part of the acquisition of TRBT, all of its existing oil and gas assets and will become a real estate enterprise. As previously outlined above, this will be done by transferring such assets to a new subsidiary and then exchanging 67.2% of the stock in this subsidiary with, Croff Principal Shareholders, in consideration for the return of their outstanding Preferred B shares, constituting approximately 67.2% of all issued and outstanding Preferred B shares. The Croff principal shareholders will make an additional payment of six hundred thousand dollars ($600,000) in consideration for the remaining 32.8% of the new subsidiary’s shares. This will complete the transfer of all the oil and gas assets to the Croff principal shareholders. As noted above, no independent evaluation of these assets was completed, but the present Board determined in approving the Share Exchange Agreement that such consideration appeared to be fair and reasonable. As a result of these transactions, the Company will have no further preferred B shares or assets and each Preferred “B” shareholder, other than Mr. Gerald L. Jensen and affiliated entities, will receive two common share of Croff for each preferred B share converted and cancelled of record by the Company. All preferred “B” shares will be cancelled at the closing. The Company may treat such prior preferred B share interests as lost or abandoned property after the appropriate time period under applicable laws for lost or abandoned property in the state of Utah, after giving the minimum required notice of exchange through this Proxy or as subsequently determined appropriate by the Company.

9.   From the $600,000 consideration received from the Croff principal shareholders, the Company has determined to pay a $.20 per share cash dividend to all common shareholders of record prior to the Effective Date of the closing of the Share Exchange Agreement. In addition, from the $600,000 there will be paid a $10,000 retirement stipend to each of the non-management directors. The Company paid such a stipend to the two directors, who resigned in December, 2006. The balance of the $600,000 will be retained by the Company for transitional costs and ongoing business purposes as determined by its Board of Directors. There will be not less than $530,000 in cash assets left in Croff at closing, pursuant to the Exchange Agreement.

10. Contained earlier in this Proxy Statement is a brief biographical depiction of each of the proposed directors and principal officers to be elected pursuant to this Proxy solicitation process. It should be understood while the proposed board and anticipated new principal officers have extensive experience in running the malls as acquired by the Company in the PRC, they do not have any prior experience or expertise in the operation of a U.S. public company and will be required to retain various management, legal and accounting experts to assist in the operation of a public company in compliance with the SEC and NASD regulations as well as any state regulatory issues and corporate law.

11. New management for Croff have indicated that upon the Effective Date of the closing, they will continue for the foreseeable future to operate the Company under its current business name of Croff Enterprises, Inc. and will for an interim period maintain Croff as a Utah public company. Management has also entered into an undertaking, as more fully discussed above, not to increase salaries or other compensation or create any stock rights or warrants to management for a period of six months from the Effective Date of the closing of this transaction.

12. It should be noted that two directors of the Company, Mr. Gerald. L. Jensen and Mr. Julian D. Jensen, intend to vote a majority of the common shares held between them in favor of this transaction and election of the new directors, thereby assuring its passage, subject only to dissenting shareholder rights as previously and subsequently explained in this Proxy solicitation. Mr. Gerald L. Jensen, also individually or through controlled entities, holds a majority of the preferred B shares and has committed to vote those shares in favor of the transaction. As a result, while the Company is interested and does solicit your vote in favor of the proposition, it should be understood that the Share Exchange will be approved based upon the committed votes to date and that if any shareholder is dissatisfied with the terms of this transaction, the sole remedy of any such dissenting shareholder will be the exercise of the dissenting shareholder rights as provided under Utah law and as more fully described in this Proxy solicitation. Election of directors cannot be completed under Utah law by majority shareholder consent and requires an actual vote of all shareholders.

13. The Share Exchange Agreement provides that if 17% or more of the issued and outstanding shareholders (common and preferred) elect to exercise Dissenting Shareholder Rights, as explained in this Proxy material, TRBT may elect to rescind the Share Exchange Agreement.

14. The Exchange Agreement requires the shareholders to approve an increase in the authorized Preferred “A” shares from five million (5,000,000) to ten million (10,000,000) shares, no par. No preferred share will be issued or outstanding at the close. The authorized Common shares are to be increased from twenty million shares (20,000,000), $0.10 par value, to one hundred million (100,000,000) common shares.

Exemption Claims for Shares Issued

As referenced earlier, Croff is claiming an exemption from registration for the approximately 11,0000,000 restricted common shares being beneficially issued to the TRBT shareholders in exchange for their TRBT stock. As noted in the prior sharehold schedules, most of the TRBT shareholders are acquiring Croff shares through controlled foreign entities. As to these shares, Croff has taken the position that the TRBT shareholders remain the beneficial owners subject to reporting and disclosure requirements. Croff is primarily relying upon the SEC Regulation “S” exemption from registration to issue shares to any person or business entity which is not a U.S. citizen with restrictions on resales to U.S. citizen or into U.S. markets as essentially imposed under Rule 144 and as noted in an appropriate legend on such shares.

In the event of the deemed issuance of any of the unregistered Croff exchange shares to a U.S. citizen, Croff is informed and will be relying upon the fact that such shareholder will be an “Accredited Investor” exempt from registration as such term is defined under federal and state securities law and regulations. Croff will employ the appropriate subscription, compliance documents and stock legends to insure compliance with the above claimed exemptions from registration for the Croff restricted exchange shares.

General Description of Malls

Following is a general description of each mall by location, date of construction, size and revenues. The Chinese currency, RMB, also know as Yuan, is shown in US dollars on the ratio of 1:8 where 8 RMB equals one US dollar. The malls are listed in the order in which they were built. The annual revenue per square meter ranges from approximately 42 to 89 dollars per square meter. The difference in revenue is primarily due to lower value leases, due to tenants with lower margins and goods requiring more floor area per dollar of sales so that lease rates are lower in some malls. As leases expire, rates are increased to current market rates. Lease income constitutes approximately 55% of the annual revenue and management fees, collected monthly, constitutes approximately 45%. The occupancy rate on the six existing malls is currently near 100%, with a waiting list for vacant space.

• Mall 1- Taiyuan Clothing City

Located at Chaoyang St., Taiyuan Dongcheng, Shanxi Province, PRC. Built in 1992, it has seven floors and 51,940 square meters of retail space and houses the offices of TRBT. It currently has approximately 1,600 tenants. Annual lease revenues earned in 2006 by TRBT were approximately 14,836,485 RMB or $1,854,561 US dollars.

• Mall 2- Jinpin Clothing City

Located at West Chaoyang St., Taiyuan Dongcheng, Shanxi Province, PRC. Built in 1993, it has seven floors and 29,640 square meters of retail space. It currently has approximately 500 tenants, annual lease revenues earned in 2006 paid by TRBT of approximately 21,166,415 RMB or $2,645,802 US dollars.

• Mall 3- Longma Shopping Mall

Located at Chaoyang St., Taiyuan Dongcheng, Shanxi Province, PRC. Built in 1993, it has five floors and 17,000 square meters with woolen and winter goods in 12,000 square meters of retail space. There are approximately 260 tenants. Annual lease revenues earned in 2006 by TRBT were approximately 4,046,660 RMB or $505,850 US dollars.

• Mall 4- Yudu Minpin Shopping Mall

A five story mall located at West Chaoyang St., Taiyuan Dongcheng, Shanxi Province, PRC. Built in 1996 with total are of 12,000 square meters, but 9,000 square meters of leaseable retail space. It currently has approximately 500 tenants. Yearly lease revenues earned to TRBT by 2006 were approximately 3,332,543 RMB or $416,568 US dollars.

• Mall 5- Xindongcheng Clothing Distribution Mall

Located at Hao Zhuang St., Taiyuan Dongcheng, Shanxi Province, PRC. Built in 2004, it has five floors and 48,000 square meters of retail space. It currently has approximately 800 tenants. Annual lease revenue earned in 2006 by TRBT were approximately 15,996,210 RMB or $1,999,526 US dollars.

• Mall 6- New Xicheng

Located at Chaoyang St., Taiyuan Dongcheng, Shanxi Province, PRC. Built in 2006, it has six floors and 43,000 square meters of retail space. It currently has approximately 400 tenants. Annual lease revenues earned for the next twelve months beginning the second half of 2006 were approximately 16,377,072 RMB or $2,047,134 US dollars.

Capitalization of Croff after Closing

The capitalization of Croff immediately after the Effective Date of the Closing has been narratively described above under the general description of the transaction, but is set out graphically in the following table:

Name of TRBT Shareholder	Capital Paid In Currency to TRBT.	Percent of Current Registered TRBT Capital	Number of Croff Common to be Issued (shown as a % of total Croff common after closing - [a] 12,049,642
1. Mandarin Century Holdings Ltd., BVI Owned 100% by An, Aizhong	RMB 1,280,000	80%	54.3%, 6,542,630
2. Master Power Holdings Coup Ltd.,BVI Owned 100% by Chen, Feng	0	0%	5.92%, 713,302
3. Accord Success Ltd., BVI Owned 100% by Wang, Tao	0	0%	8.88%, 1,069,954
4. Investing in Industry, Inc.	0	0%	.98%, 90,079
5. Fresno Consulting, Inc.	0	0%	1.97%, 265,366
6. WB Capital Group, Inc.	0	0%	3.9%, 469,912
7. Kind Achieve Group Ltd., BVI	0	0%	.74%, 89,161
8. All Possible Group Ltd., BVI	0	0%	7.9%, 951,873
9. Grand Opus Co. Ltd., BVI	0	0%	7.9%, 951,873
TOTALS	RMB 1,280,000	80%	92.49% 11,144,150
Croff Principals and Public Shareholders	0	0	7.51% 905,492
TOTALS	RMB 1,280,000	80%	100% 12,049,642

a The percentages have been adjusted and the actual shares to be issued also had to be adjusted pro rata to balance since the percentages are rounded to the nearest 1/100ths.

Description of Croff Properties to be Sold

The preferred B oil and gas assets transferred by Croff to the Croff principal shareholders, (Mr. Gerald L. Jensen and affiliated entities), are more particularly described in the attached and incorporated Schedule C to the Share Exchange Agreement as referenced above. By way of general description, these oil and gas properties constitute primarily non-operated oil and gas and working and royalty interest primarily located in Utah, with additional interest in the states of Alabama, Montana, Wyoming, Oklahoma, North Dakota, Michigan, New Mexico and Texas, along with affiliated bank accounts, receivables, payables, and all liability plugging and abandoning costs. A more complete description of these oil and gas assets, including revenues and reserves, are set-out in Croff’s 10-K for the reporting period ending December 31, 2005 as incorporated by this reference and the Schedule “C”, identified above, to the Share Exchange.

In July 2006, the Company sold directly to unrelated parties its principal oil and gas interest in DeWitt County, Texas. This oil and gas asset belonged to the common stock account. Please review the Croff 10-K in the Annual Report for 2005, previously sent to you, for a complete discussion of the common stock assets in Dewitt County, Texas. The common stock account was unable to sell and had to retain two non-operated properties and some tubing in Dewitt County at a book value of $82,873. The Croff principal shareholders agreed to acquire these miscellaneous oil and gas assets at the Company’s cost, as well as assuming all plugging and other liabilities, if the company doesn’t sell them at a higher price before closing. The Exchange Agreement requires all oil and gas assets and liabilities to be sold before closing.

Description of the TRBT Business

Following the Acquisition of TRBT, Croff’s most significant asset will be the shopping malls in Taiyuan, China. After closing, Croff intends to relocate its offices in the United States, to the Los Angeles area in California. The current offices in Denver will be closed.

The following is a brief description of the business and values of the businesses to be operated by Croff after this acquisition.

The city of Taiyuan is the capital of Shanxi Province, located in the Northwest China industrial area, approximately 400 kilometers west by southwest of Beijing. It is a region of heavy industry, producing coal steel, machinery, and other heavy industrial goods. Taiyuan is the major commercial city with a metropolitan population of approximately 3 million people. The City is built along the river Fen He and the shopping malls are in the retail shopping district in the Southeast section of the City. The original mall constructed was the Taiyuan Clothing City, which was developed beginning in 1992, by the Chairman and Founder of the Company, Mr. Aizhong An. This first shopping mall was built on the grounds of a former farmer’s cooperative located within the expanding boundaries of the city. The mall was built on the Asian model of a marketplace with many small tenants on multiple floors, leasing stores or spaces within the mall. Articles sold ranged from dry goods to finished clothing to consumer products. The Taiyuan Clothing City Mall has approximately 52,000 square meters on seven floors.

Following the success of the first mall, two more were built in 1993 within this same three block area. The Jinpin Clothing City Mall was built in 1993 with 29,640 square meters of retail space. The Longma Shopping Mall with 17,000 square meters of space, was also constructed in 1993, and along with the Jinpin Clothing City Mall approximately doubled the total mall space to over 100,000 square meters of retail and wholesale space in three malls. The malls were financed by pre-selling to tenants, and/or outside investors, leases on space within the malls. The money from these pre-sold leases, along with other short term loans, were utilized to finance the construction of the buildings. The buildings are of poured concrete and cinderblock construction with a tile or stucco finish and tile roofs. In 1996, the Yudu Minpin Shopping Mall was added to the previous three malls. It was a smaller mall with 14,000 square meters of retail space, located on West Chaoyang Street near the Jinpin Clothing City Mall. In 2004, the Xindongcheng Clothing Distribution Mall, with larger spaces for wholesalers, was completed with 48,000 square meters of retail space. This larger mall was constructed using the same plan of tenant financing used in the earlier malls. In 2006, the sixth mall, the New Xicheng Mall located approximately two blocks on the opposite side of Chaoyang Street was built. It is six floors high with 43,000 square meters of retail space. The official opening for this mall will be conducted in early 2007, although it is currently occupied and operating.

Per the People’s Republic of China’s governmental regulations, the Government owns all land. The Company has recognized the approximately $9.8 million paid for the acquisition of rights to use land as an intangible asset which it is amortizing over a period of forty years. Because there is no assured continuing ownership from the state, a risk factor exists that the government could refuse to renew or recall the ground license with the result that the central government may obtain partial or complete control of the malls, with or without compensation. Croff, despite reasonable due diligence, is now convinced the license is not based upon a written instrument and there is no title recording process. The mall structures, per se., are evidenced by a certificate of ownership from the regional provincial government, but no property recording system is employed.

The Company covers its current expenses based on management fees to cover management, janitorial, security, and utilities, which is charged on a monthly basis throughout the term of the lease. This revenue is shown in the financial statements as “other revenue.” Other revenue is primarily made up of these management and service fees. The prepaid lease income is primarily used to finance expansion by building additional malls. The buildings are built on a former cooperative, whose members retain a 23.9 percent ownership, which is shown as a minority ownership on TRBT’s financials.

Management’s Discussion and Analysis of
Financial Conditions and Results of Operations

Croff Enterprises, Inc. Critical Accounting Policies and Estimates

The Company’s discussion and analysis of its financial condition and results of operation are based upon financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. The Company analyzes its estimates, including those related to oil and natural gas revenues, oil and natural gas properties, marketable securities, income taxes and contingencies.

The Company bases its estimates on historical experience and various other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. Assuming this acquisition closes, the Company’s past oil and gas accounting practices will have little relevance on the future real estate business of the company. The Company accounts for its oil and natural gas properties under the successful efforts method of accounting. Depletion, depreciation and amortization of oil and natural gas properties and the periodic assessments for impairment are based on underlying oil and natural gas reserve estimates and future cash flows using then current oil and natural gas prices combined with operating and capital development costs. Historically, oil and natural gas prices have experienced significant fluctuations and have been particularly volatile in recent years.

Liquidity and Capital Resources

At September 30, 2006, the Company had assets of $1,873,085 and current assets totaled $1,150,415 compared to current liabilities of $204,261. The Company’s current assets are the combinations of cash and cash equivalents and accounts receivable and the Company’s current liabilities are a combination of accounts payable, asset recovery liability and accrued liabilities such as provision for income taxes. Working capital at September 30, 2006 totaled $946,154, an increase of 51% compared to $625,862 at December 31, 2005. The Company had a current ratio at September 30, 2006 of approximately 5:1. During the nine month period ended September 30, 2006, net cash provided by operations totaled $316,439, as compared to $274,620 for the same period in 2005. This increase was due to the gain on sale of the Panther Pipeline and the Edwards Dixel Gips lease in Dewitt County, Texas in 2006, and the write-off of a portion of the Dewitt County assets in 2005. The cost basis for the Panther pipeline was $40,000 and the cost basis in the Edwards Dixel Gips lease was $102,459, for a total of $142,459. The proceeds from the sale were $255,000 yielding a gross gain for this transaction of $112,543. The Company had no short-term or long-term debt outstanding at September 30, 2006. In December, 2005, the Company purchased 16,156 shares of its common stock at a cost of $24,643, which is included in the treasury at September 30, 2006.

If the Company completes this acquisition, the future cash flow will bear no relationship to current uses of the company’s liquidity. Future cash flows are subject to a number of variables, including the level of production and oil and natural gas prices. There can be no assurance that operations and other capital resources will provide cash in sufficient amounts to maintain planned levels of capital expenditures or that increased capital expenditures will not be undertaken.

The Company believes that borrowings from financial institutions, projected operating cash flows and the cash on hand will be sufficient to cover its working capital requirements for the next 12 months, in the event the acquisition does not occur. The use of cash, in the event of the completion of the TRBT acquisition, is set out herein.

While certain costs are affected by the general level of inflation, factors unique to the oil and natural gas industry result in independent price fluctuations. Over the past five years, significant fluctuations have occurred in oil and natural gas prices. Although it is particularly difficult to estimate future prices of oil and natural gas, price fluctuations have had, and will continue to have, a material effect on the Company. Overall, it is management’s belief that inflation is generally favorable to the Company since it does not have significant operating expenses.

Results of Operations

Three months ended September 30, 2006 compared to Three months ended September 30, 2005.

The Company had net income for the third quarter of 2006 which totaled $154,153 compared to net income of $111,763 for the same period in 2005. This increase in income in 2006 was primarily due to the gain on the sale of the leases in Dewitt County, Texas.

Revenues for the third quarter of 2006 totaled $368,380, a significant increase from revenue in the third quarter of 2005 of $254,347 primarily because of the gain from the sale of the Edward Dixel Grips lease in Dewitt County. Oil and natural gas sales for the third quarter of 2006 totaled $231,180, a 6.5% decrease from $247,288 in the same period in 2005. A decrease in oil prices and natural gas prices were the factors causing this decrease in oil and natural gas sales compared to the same period in 2005. Interest income rose from $7,059, which was categorized under other income in the third quarter of 2005 to $24,657, which is categorized under interest income in the third quarter of 2006. The interest income increased because there was an increase in deposits and from the settlement of the Parry v. Amoco Production case. The interest income attributable to the bank deposits is $10,804 and the interest income received from the settlement totaled $13,853 yielding a combined total of $24,657.

For the third quarter of 2006, lease operating expenses, which include all production related taxes, totaled $73,394 compared to $42,253 incurred for the same period in 2005. In the third quarter of 2006, the Company participated in additional well workovers resulting in higher lease operating costs compared to the same period in 2005 in which the company had less workovers and remedial work. Estimated depreciation and depletion expense for the third quarter of 2006 were unchanged from the third quarter of 2005, at $12,000.

General and administrative expense, including overhead expense paid to a related party, for the third quarter of 2006, totaled $55,366 compared to $47,001 for the same period in 2005. The increase in the general and administrative expense and overhead is due to an increase in legal, accounting and other expenses related to the Exchange Agreement and annual report printing fees. Accretion expense for the Asset Retirement accrual was $7,640 in the third quarter of 2005 compared to $1,467 in the same period in 2006. The reason for this decrease is the Company established an accretion expense account in the third quarter of 2005, and accrued a higher amount to establish the reserve. The amount reflected in the third quarter of $1,467 is the average quarterly amount of the accretion expense.

Provision for income taxes for the third quarter of 2006 totaled $72,000 compared to $29,690 from the same period in 2005. This increase is primarily attributable to an increase in net income for the quarter, which also results in a higher tax bracket.

Nine Months ended September 30, 2006 compared to the Nine months ended September 30, 2005.

Revenues for the nine months ended September 30, 2006, totaled $ 817,365, a 25% increase from the revenues of $652,943 at September 30, 2005. The increase is primarily due to the gain on the sale of the Edward Dixel Gips lease in Dewitt County, Texas. Revenue also increased from the settlement of the Parry v. Amoco Production case, in which the Company received disputed past natural gas revenue plus accrued interest. The amount of the settlement was $20,963 for the natural gas revenue and $13,852 for the interest that was due, yielding a combined total of $34,606. The interest income for the nine months ending September 30, 2006 is attributable to bank deposits is $10,804, and interest income received from the settlement totaled $13,853, yielding a combined total of $24,657. Other income in the nine months ending September 30, 2005 was $25,669, which includes sale of equipment, lease bonuses, and interest income of $7,060.

Net income for the nine months ended September 30, 2006 totaled $291,276, and for September 30, 2005, totaled $197,271. This increase in net income was due to the gain on the sale of the Edward Dixel Gips lease in Dewitt County, Texas, and the settlement amount described in the previous paragraph. Other income in the quarter ending September 30, 2005 included interest income which was listed separately in 2006. Lease bonuses were listed in other income in 2005 and in oil & gas income in 2006.

Oil and gas sales for the nine months ended September 30, 2006, totaled $666,286 a 6% increase from the $627,274 for the same period in 2005. The increase in oil and gas sales in 2006 compared to 2005 is primarily attributed to a slightly larger number of producing assets in 2006.

Lease operation expense, which includes all production related taxes for the nine months ended September 30, 2006 totaled $196,552, a 6% decrease from $209,016 in 2005. Lease operating expenses decreased slightly because of the sale of leases which contributed to expenses in the third quarter of 2006. Depletion and depreciation expense for the nine months ended September 30, 2006 totaled $36,500 compared to $33,000 incurred in the nine months ending on September 30, 2005. This increase was due to the small increase in producing assets in 2006. Accretion expense for the Asset Retirement accrual was $7,640 in the third quarter of 2005 compared to $4,401 in the same period. This decrease occurred because in 2005 the Company established the asset retirement accruals and expensed the additional amount that needed to be expensed.

General and administrative expenses, including overhead expense paid to related party, for the nine months ended September 30, 2006 totaled $178,636 compared to $141,476 for the same period in 2005. The increase in general and administrative and overhead expenses is primarily attributed to the costs of the audit increasing, printing and other costs paid to related third parties, and the higher professional fees of the Company. Part of the increase in legal and accounting costs must be attributed to exploring strategic alternative proposals and in completing the due diligence related to the review of the proposal resulting in the Exchange Agreement. The Company has also incurred additional costs during 2006 associated with compliance with the Sarbanes-Oxley Act of 2002.

Provision for income taxes for the nine months ending September 30, 2006 totaled $110,000 compared to $45,540 from the same period in 2005. This increase is due to expected higher income in 2006 which will cause the Company to pay higher income taxes.

TRBT Financial Statements

Liquidity and Capital Resources

At September 30, 2006, TRBT had assets of $79,304,910 and current assets totaled $10,604,547 compared to current liabilities of $20,738,777. TRBT’s current assets are the combinations of cash and cash equivalents and loans to employees and others. TRBT’s current liabilities are a combination of accounts payable, taxes payable, deferred income, and short-term loans. TRBT’s current liabilities include $12,092,521 in deferred income. This money was received in the form of pre-paid rents, which was then used to build real estate assets, but will be replaced as income only for the portion for the current year of the multi year lease. Working capital at September 30, 2006 totaled $10,134,230, a decrease of 0.4% compared to $10,129,868 at September 30, 2005.

The Company had a current ratio at September 30, 2006 of approximately 1:2. During the nine month period ended September 30, 2006, net cash provided by operations totaled $4,749,102, as compared to $(205,529) for the same period in 2005. This increase was due to increased revenue and a smaller increase in expenditures.

TRBT’s balance sheet reflects its major liabilities are due to prepaid leases which fund construction of additional malls. This reflects the practice of financing the shopping malls through the use of prepaid tenant leases. Normally, in the United States, a long term mortgage would be utilized, which would increase the cash flow and decrease the liability of deferred income as shown on the TRBT balance sheet. Deferred income, current, is $12,092,521 and long term deferred income is $22,896,756, for a total of approximately $35,000,000. This $35,000,000 in deferred income will remain a liability and increase or decrease based on the amount of prepaid leases and the length of the terms of each lease. The Company has current liabilities which are twice the size of the current assets, primarily due to deferred income, but this liability is paid by providing retail space in the future, not a cash payment.

The Company’s liquidity is also subject to numerous loans made and received. The Company has made numerous loans to affiliates and others, which would be unusual for a US company and are prohibited under certain regulatory laws of the United States for a public Company, if these loans were made to officers, directors, insiders, or affiliated persons. Any future loans to directors, insiders, or affiliates are prohibited under U.S. law. With respect to past loans, the Company has created an allowance for uncollectible loans in the amount $5,184,964 as of September 30, 2006. Of this amount, approximately $3.1 million has been written off as a bad debt expense. This item is notable, especially in that currently liabilities exceed current assets by a 2:1 basis, including the deferred income.

It should also be noted that the Company, which would operate as a public company in the United States following the closing, would incur substantial additional costs. These costs would include maintaining an office in Los Angeles, California, personnel in the United States, and increased costs in legal, accounting, auditing and compliance costs, which the Company has not incurred in the past. In addition, the ability of the TRBT management to continue to grow the Company utilizing the financing methods of the past may be limited solely to the market in Taiyuan, China, and may not be applicable in other locations.

The Company’s short term plans for ongoing developments and acquisitions is to continue to rely upon prepaid leases as the primary means to finance potential malls or related commercial leases. Subsequent to completion of the acquisition and continued operations as a U.S. company, Croff may explore conventional equity or debt financing to fund future acquisitions. No assurance is made or implied that the Company can realize future funding for acquisitions or expansion of its present activities.

Results of Operations

Three months ended September 30, 2006 compared to Three months ended September 30, 2005.

TRBT did not have comparable figures for the Three months ended September 30, 2005. Please refer to the Nine Months ended September 30, 2006, below.

Nine Months ended September 30, 2006 compared to the Nine months ended September 30, 2005.

Revenues for the nine months ending September 30, 2006 totaled $12,962,500, a significant increase from revenue in the nine months ending September 30, 2005, which totaled $6,301,611. The increase was due to booking revenues for the new sixth Mall for which multiyear leasing was done in 2006. A lesser reason was the re-leasing of expiring leases at the other malls at higher market rates.

The Company had net income for the nine months ending September 30, 2006, which totaled $3,405,894 compared to net income of $1,271,873 for the same period in 2005. This increase in income in 2006 was primarily due to more rents from spaces in the new mall, and re-leasing expired leases at higher market rates, and an increase in management fees.

For the nine months ending September 30, 2006, operating expenses, including bad debt and depreciation and amortization expense, and general and administrative expenses totaled $6,111,152 compared to $4,127,689 incurred for the same period in 2005. The increase in overhead was due primarily to increased maintenance staff and outside contractors to provide tenant improvements. The increase in general and administrative expenses was due to higher professional and advisor fees costs incurred as a result of this Acquisition by Croff.

Provision for income taxes for the nine months ending September 30, 2006 totaled $2,204,376 compared to $720,966 for the same period in 2005. This increase is primarily attributable to more net income, as well as adjustments with the taxing authorities.

One Year ended December 31, 2005 compared to the One year ended December 31, 2004.

Revenues for the one year ending December 31, 2005 totaled $13,148,871, an increase from $11,819,101 for the year ending December 31, 2004. This increase was due to an approximate 10% increase in rental revenue, and an approximate 15% increase in other revenue, primarily management fees.

The Company had net income for the year ending December 31, 2005, which totaled $3,264,406 compared to net income of $2,969,521 in the year ended December 31, 2004. This approximate 10% increase in net income was due to increased revenue in the year ending December 31, 2005 and a reduction in interest expense of approximately $500,000. It should be noted that the net income for the year ended December 31, 2004 did not include a deduction for minority interest as TRBT was not consolidated in that year, but was consolidated in the year ending December 31, 2005, with a minority interest deduction of $1,025,221.

Operating expenses for the year ended December 31, 2005 were $6,448,065 compared to operating expenses of $6,082,022 for the year ended December 31, 2004. Operating expenses for interest decreased significantly from 2004 to 2005, while other general and administrative expenses, including bad debt and depreciation and amortization increased. The end result was an approximate 10% increase in operating expenses.

Provision for income taxes for the year ended December 31, 2005 total $1,824,482. Provision for income taxes in the year ended December 31, 2004, were $1,283,132. This increase of approximately 50% was due to the higher net income in the year ended December 31, 2005, which also included taxes on the minority interest in 2005, with the minority interest being deducted after the calculation for income taxes.

Combined Croff/TRBT Pro-forma Financials Statements

Liquidity and Capital Resources

Based upon the combined balance sheet statements (refer to Schedule F-1), as of September 30, 2006, the combined pro-forma Company had current assets totaling $11,154,547 and current liabilities totaling $20,778,777. The Company had a current ratio at September 30, 2006 of approximately 1:2. The Company’s current assets are a combination of cash and cash equivalents, advances to suppliers, short-term loans, and prepaid expenses. The Company’s current liabilities are a combination of accounts payable, accrued expenses, short-term loans payable, and deferred income. The largest component is $12,092,520 in deferred income. The combined balance sheet reflects the removal of the assets and liabilities pledged to Croff’s Preferred B shares. There was a pro-forma adjustment of $(468,560) in cash and ($131,855) in receivables, which decreases the current assets total from $11,754,962 to $11,154,547. Total long-term debt decreased slightly from $39,800,764 to $39,797,536. The selling of Croff’s oil and gas assets is also reflected in a decrease in property, plant, and equipment, which the adjustment in the amount of ($722,670), resulted in a drop in property, plant, and equipment from $43,917,172 to $43,194,502. Retained earnings decreased from $12,003,849 to $400,015, primarily due to the 20% of TRBT ownership not being acquired by Croff and the previous discussed adjustments.

Pro-Forma Statements of Income

The Pro-Forma Statements of Income for the pro-forma combined Company, for the nine months ended September 30, 2006, reflect the deduction of the oil and gas assets and the deduction of the 20% of TRBT not being acquired by Croff. These pro-forma adjustments for the nine months ending September 30, 2006, reflect the loss of oil and natural gas revenue of $666,286 and the reduction of expenses of $342,089 resulting in a combined net income before the pro-forma combination of $3,015,992 and after the pro-forma adjustments (primarily reflecting the transfer of the oil and gas assets) of $2,675,536. Based on 12,049,642 shares outstanding, this results in a pro-forma increase in net revenue per share from the $.15 reported by Croff, to $.22 for the nine months pro-forma for the period ending September 30, 2006.

For the year end period ending December 31, 2005, the adjustments to the pro-forma income are essentially the same, resulting in pro-forma income decreasing from $3,554,293 combined to $3,199,726 after pro-forma adjustments. Based on 12,049,642 shares outstanding this results in a pro-forma increase in net revenue per share from the $(.05) loss reported by Croff to a $.22 gain for the pro-forma for the year ending December 31, 2005.

Financial Statements and Consolidated Pro-Forma Financial Data for the Companies

Please see attached Schedule F-1 for an index of these financial attachments.

Tax Aspects

Each shareholder should consult his/her or its own tax advisor as to the particular federal and state income tax consequences to the shareholder from the receipt of two common shares of Croff Enterprises, Inc. for each Preferred B share currently held by such shareholder. The following discussion is the general opinion of Croff management as to the tax consequences for this transaction to Croff and the preferred “B” shareholders. An independent tax opinion has not been obtained with respect to the consequences of this transaction. The tax aspects will be discussed in three headings below. The first step is the exchange of two common shares for each Preferred B share, the second is the creation of a new entity and the assignment of the preferred “B” assets to that entity and transfer to the Croff principals, and the third is the tax consequences related to the distribution of the remaining preferred “B” assets for cash.

Share Exchange Consequences.

The Company has entered into this Share Exchange transaction on the assumption that the exchange, at no cost or additional consideration to the Preferred B shareholders of two common shares for each Preferred B share now held by such shareholder, will result in a tax free exchange. The individual shareholder would have a carry-over basis in the two newly received common shares equal to that basis which such shareholder currently has in the Preferred B shares. The Preferred B shares were distributed for no additional consideration on a one-for-one basis to each common shareholder in 1996. The cost basis for shareholders holding common shares received prior to 1996, and having taken no other action since, would be the cost basis in each of their common shares prior to the Preferred B distribution in 1996. This basis would now equal their cost basis in three common shares. For example, if the basis in a single common share pre-1996 was one dollar ($1.00), then the average one dollar basis in the original common share averaged with the two additional common shares received for no additional consideration for each Preferred B share, would yield a basis of $.33 1/3 per each common share. If the shareholder acquired the Preferred B shares subsequent to 1996, for example, at $2 per Preferred B share, then the receipt of two common shares for the Preferred B share with a cost basis of $2 would yield a basis of $1 per share for each of the new common shares received.

There are many other potential tax consequences, based upon the status, and tax bracket of the shareholder. For example, whether the shareholder is a non-resident or a partnership, domestic or a foreign corporation, whether the shares were acquired from an estate or through a gift. This discussion does not include any individual shareholder’s tax situation, but is intended to provide general tax guidance to the Preferred B shareholder of his basis in receiving new common shares. There is no tax consequence to the continued holding of existing common shares. If there are further questions, the shareholder should contact and follow the advice of his or her own tax advisors.

Creation of New Entity and Assignment of Assets.

With respect to Croff Enterprises, Inc., the Corporation expects that the assignment of its oil and gas assets into a new company entitled “Croff Oil Company,” initially owned 100% by Croff Enterprises, Inc., will not be a taxable event for federal or state income tax purposes. Subsequently, the exchange of 67.2% of the common shares of Croff Oil Company for 67.2% of all outstanding Preferred B shares held by the Croff principals is also expected to be a tax free exchange of shares in which the basis of the Company in the Preferred B shares will be the same as its basis in the new Croff Oil Company shares. The Croff principals will be deemed to transfer their cost basis in the Preferred B shares delivered to the corporation for the Croff Oil Company common shares.

Exchange of Preferred “B” Assets for Cash.

The Company’s exchange of its final 32.8% of the stock of the new Croff Oil Company for $600,000 is expected to be a taxable event. The Company has been advised that this would be a sale of common stock with a carry over cost basis. It would be subject to federal and state corporate taxes for the amount of the gain. The gain is the value received over and above the book value basis of the Company in those assets. Consequently, the Company expects to pay corporate income tax on the sale of these long term assets. The gain is anticipated to be the difference between its carry over basis in the 32.8% of the Croff Oil Company oil and gas assets and the $600,000 received. This tax liability will be a remaining tax liability to the Company due for the year of closing.

The tax discussion set forth above is a greatly abbreviated, generalized discussion of the anticipated applicable federal and state income tax consequences, and may not apply to common or Preferred B shares acquired under different circumstances or under different facts. No information is provided herein as to the contemplated state, local, or foreign tax consequences for individual shareholders in the transactions contemplated in this Proxy. Shareholders are urged to consult their own tax advisers to determine the particular federal, state, local, and foreign tax consequences to them if the proposed transaction is approved.

Auditors

The independent outside accountant conducting the current audit for Croff Enterprises, Inc. is Ronald Chadwick, of 2851 South Parker Road, Ste 720, Aurora, Colorado 80014, (303)306-1967. Ronald Chadwick was appointed the independent outside auditor for the Company for the calendar year 2006 by the Board of Directors on recommendation by the audit committee, and ratified at the December 2006 shareholders’ meeting. Mr. Chadwick has reviewed each of the quarterly filings of Croff Enterprises, Inc. in 2006 and will conduct the audit for the 10-K to be filed on or before March 31, 2007, for the calendar year 2006.

Prior to 2006, the independent outside accountants conducting the audits for Croff Enterprises, Inc, for a period in excess of ten years, was the firm of Causey, Demgen & Moore, of 1801 California Street, Suite 4650, Denver, CO 80202, (303) 296-2229. There were no disputes between the Company and Causey, Demgen & Moore, during their engagement. Causey, Demgen & Moore, declined to stand for reappointment due to restrictions imposed by section 208(a) of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities and Exchange Commission that prohibit partners on the audit engagement team from providing audit services to the issuer for more than five (5) consecutive years and from returning to audit services with the same issuer within five years.

TRBT has engaged Kabani & Company, Inc. CPA’s of 6033 W. Century Blvd., Suite 810, Los Angeles, California 90045, (310) 694-3590, to conduct audits for the predecessor of TRBT for the year 2004, to conduct an audit of TRBT for the year 2005 and to review the interim financial statements of TRBT through September 30, 2006. Kabani & Company, Inc. has completed this work which is filed in Schedule F-1 attached to this proxy.

            It is not known if the Audit Committee of the new Board of Directors will recommend to the newly elected Board of Directors of Croff that Kabani & Company, Inc., be retained as auditor for the Company during 2007. Current management has no assurance as to the make up of the new audit committee or what their recommendation to the new Board of Directors will be.

Risk Factors

1. New Management to be Appointed and Control Position.

Any shareholder investing in or remaining as a shareholder in the Company as reorganized will be acquiring an interest in a Company with a new management team with which they have not had any prior relationship and which are not being elected by the public shareholders. It must be understood that the new management for the Company, including directors and principal officers, are essentially being appointed from the TRBT management as a result of the Share Exchange transaction. Moreover, the principal shareholders of the prior TRBT will become the principal shareholders in the reorganized Company and will be in a position to control management of Croff for the foreseeable future. As a result, one should not invest in this Company with an anticipation that public shareholders will be in a position to control or even direct management through normal shareholder voting procedures.

2. Business Conducted in Peoples Republic of China.

Each Shareholder, or prospective shareholder in Croff, should consider the risk factor that the entire future business interest and properties of Croff will be conducted in the Peoples Republic of China (PRC) and almost all of the material assets will be located in that foreign country. Each shareholder should understand, as specific risk factors, that the PRC has for most of the past 60 years been a communist country in which there was not allowed any substantial private ownership of property or private enterprise. At least nominally, China continues as a communist regime, while currently allowing certain forms of private ownership and enterprise. There is, however, a substantial potential risk factor that at any time the Chinese government could elect to eliminate or control private property ownership or private enterprise and appropriate all private properties and enterprises, with or without compensation. While management does not anticipate any of these actions, or it would not engage in this business transaction, state control or appropriation must be considered as potential risk factors by anybody electing to participate as a shareholder in Croff. Moreover, even under the present governmental policies in China, there is still not private ownership of real property and the malls which are being acquired operate under a long term license to use the real property upon which the shopping malls are located from the local and central government. Croff will not have independent ownership of the real property, nor can it claim the real property as an asset.

3. Real Property License and Absence of Real Property Title.

As generally described above, Croff will have no direct ownership in the underlying real property upon which the malls are constructed other than the licenses or granted by the PRC to operate the malls on the applicable parcels of real property. These licenses are indefinite in duration, are not insurable, and are accepted upon the good faith of the PRC. There is no assurance of license renewal or that such license could not be modified or cancelled at any time. Further, the physical mall structures would most likely be deemed to remain appurtenant to the land and treated as part of the license. The mall structures while evidenced by a certificate of ownership from the regional government are not readily transferable and there exists no property “recording system.”

4. Foreign Accounting Practices.

While all of the accounting materials to be presented to shareholders or prospective shareholders as part of the share exchange and acquisition are stated in accordance with Generally Accepted Accounting Principals (GAAP) and filed in accordance with regulations promulgated by the Securities and Exchange Commission (SEC); each prospective investor should, nonetheless, realize, that for the Chinese based enterprises, the basic accounting, from which these figures were derived, were first compiled and reviewed in accordance with Chinese accounting principles and practices and then subsequently adapted to GAAP, and then audited by a U.S. based accounting firm. While the Company believes that such numbers are generally reliable and are stated in accordance with U.S. accounting practices, there can be no absolute assurance that there may not be some issues in translation of foreign accounting practices or terms which create some risk factors of inaccuracy in translated or converted financial statements.

5. Nature of Business Entity.

Each prospective or present shareholder in Croff should understand that the nature of the equity interest being acquired in TRBT is simply an equity interest. The nature of the form of business under which the shopping malls are conducted and held in China is not exactly parallel to any known U.S. business entity. As a result, Croff will be acquiring as a subsidiary the equity interest in TRBT. rather than actual certificates evidencing a sharehold interest for the operating subsidiary, TRBT. While Croff believes this should pose no operational problems or concern as to the ownership of the subsidiary, it does make description and presentation of the nature of the ownership and accounting more difficult than the acquisition of a known U.S. based business entity, such as a corporation or limited liability company. The form of business ownership in China, under which TRBT conducts its business, is more akin to a limited partnership form of business known in the U.S. with Mr. An as a sole general partner. In all events, Mr. Aizhong An, acts both as a sole manager and a director of the acquired business entity as well as its principal equity owner.

6. Start-up Enterprises.

While the existing six malls, which are substantially owned by TRBT in the PRC, have operated for a period ranging from 14 years to 6 months, the nature of the business will be ongoing. Because it is anticipated that new malls may be added, the nature of the enterprise must be considered as a relatively new start-up business with all of the risk inherent in a company without substantial historical revenue history or operations.

7. Foreign Laws and Courts.

In the future should a dispute arise between either the principal subsidiary, TRBT, and/or its management (currently controlled by Mr. Aizhong An) or with any third party, each Croff shareholder should realize that jurisdiction over some or potentially all of these disputes, ultimately, may have to be resolved in the foreign courts operated by the PRC and that any dispute may be subject to the application of foreign law. While Croff does not feel it has the expertise to opine upon or assert an opinion as to the equity or justice of such potential foreign courts or jurisdictions, it is fair to state as a risk factor that the operation of those courts and the development of law in the PRC is substantially more limited in commercial settings and substantially different in both procedure and substantive law than the law which would ordinarily govern commercial disputes before courts located in the United States of America.

8. Exchange Rates and Foreign Licenses and Taxes.

A collateral risk of remaining as a shareholder in Croff may arise from the fact that revenues generated in the PRC will be earned in the local Chinese currency and that there may exist in the future various risks of the valuation of revenues or income translated into U.S. Dollars based upon fluctuating and changing exchange rates between the United States Dollar and the Chinese Yuan, (RMB). For example, should the dollar increase in value against the Yuan such exchange rate may negatively impact profitability of the Company and stock values. While the general application of taxes and license fees within the United States are generally predictable, if not the rates, it is possible in dealing with a foreign jurisdiction, such as the PRC, that additional but as yet unforeseen taxes, licensing fees or other costs of doing business, may be imposed in that foreign jurisdiction, particularly as it relates to foreign enterprises conducting business in the PRC through a Chinese subsidiary. Such changes in taxes or license fees could have a substantial negative impact upon anticipated profits.

9. Possibility of International Hostilities.

While the United States and the PRC maintain a somewhat adversarial position within the international political and strategic environment, the business and economic relationships between the two nations are relatively stable at the present time. However, no assurance or warranty can be given to any investor or prospective investor in Croff that the viability of their investment in Chinese shopping malls may not be subject to future deteriorating economic, diplomatic or military relations between the United States and the PRC. In particular, the treatment of the nation of Taiwan as an independent trading partner and autonomous political entity by the United States is a source of continuing friction between the United States and the PRC. Deteriorating political or foreign relations may result in imposition of business restrictions, taxes, fees or outright appropriation of properties of U.S. Corporations, such as Croff, having ownership interest in the PRC.

10. Lack of Management Experience in U.S. Public Companies.

While the new management group to be appointed for Croff as part of the share exchange and acquisition is believe to have substantial competency and expertise in the management of the shopping malls within the PRC, the individual managers have very little historical experience or exposure to operating and maintaining a small public company in the United States under U.S. laws and regulations. Particularly this inexperience relates to securities regulations imposed by the Securities and Exchange Commissions, various state securities regulatory agencies and by the National Association of Securities Dealers (NASD). While it is anticipated that the new Croff management group will attempt to retain various experts to assist the Company in compliance with United States laws and regulations, it must be anticipated that there will be a learning curve, and this lack of experience compared to the present management could result in a loss of the value in the stock. A further related risk factor exists to the extent Mr. An and some other members of anticipated management are not literate in the English language.

11. Lack of Future Capital Commitments.

While it is believed that the TRBT subsidiary can continue to operate profitably with the designated malls within the PRC, growth and expansion of the Company will necessarily be dependent upon the availability of future capital sources either within or without the PRC. No assurance or warranty can or should be implied that Croff will be able to raise sufficient future capital to expand or grow its present business activities.

12. There will be no Independent Fairness Opinion or Review of the Share Exchange.

Croff has determined, for economic reasons and costs associated with obtaining an independent fairness opinion and review, not to incur those costs and expenses. As a result there remains a certain risk factor in this share exchange that the fairness and equity of the proposed exchange has not been independently reviewed or opined upon. Each investor in considering this Proxy will have to make his, her or its own determination of whether the relative values of the shares exchanged and assets sold or acquired are fair and equitable under the circumstances from the information supplied and public filings of Croff.

13. No Assurance of Public Market for Croff Stock.

For various of the reasons previously set-out in these Risk Factors, there can be no absolute assurance or warranty that a future market will exist for the new Croff shares as an ongoing public company.

14. Absence of Dividends.

Each prospective investor should understand that there is no commitment or assurance that the Company will pay any dividends. At present it is anticipated that any net profits would be retained for business development. In the absence of dividends, shareholders must look exclusively to potential capital appreciation for a return on investment, which appreciation cannot be warranted.

15. Depreciating Assets.

The nature of the Croff business going forward will be the acquisition or construction, operation and potential sale of commercial shopping malls. Each shareholder or prospective shareholder should understand that the malls are depreciating assets. That is to say each mall has a finite commercial life and decreases in value over time. As a consequence, the capital or net worth of the Company will decline over time absent replacement. Each investor should understand this risk factor as applicable to all asset based businesses. Going forward, this process may be accelerated to the extent the Company does not hold any residual value in the real property upon which the malls are built. Further, there can be no assurance Croff will be able to replace the malls as they become obsolete or at what price. A related consent and risk factor is that as each mall ages the cost of operation usually increases to reflect such costs, such as updating and repairing systems and structure.

16. Rule 144 Sales and Restricted Securities.

As otherwise explained in this Proxy Statement, most of the securities being issued pursuant to the share exchange are restricted securities; that is to say, they have not been subject to any registration process before the Securities and Exchange Commission (SEC) or any state securities regulatory agency. The shares are primarily issued upon claimed exemptions from registration. As a result, most of the shares have significant limitations and holding periods before they can be actively traded in any public market. While the primary rule governing resales of restricted securities is SEC Rule 144, it is not claimed to be an exclusive means of compliance for resales of restricted securities. However, it is noted that most restricted stock sellers currently rely upon Rule 144 as a Safe Harbor in the resales of restricted securities. In essential terms, Rule 144 requires a holding period of at least one year before restricted securities can be sold. After that one year period, sales can only occur if there is an active public trading market for the shares and the shares must be sold in unsolicited brokerage transactions where current public information is available. There is also a volume limitation imposed typically on the amount of sales which can occur in any three month period. Each investor should consider the nature of restricted securities and whatever risk factor this may impose upon their holding of such securities for future sale.

17. Bad Debt Reserve.

In the past TRBT has made and received numerous affiliate, third party and employee loans. These loans are unsecured and payable upon demand with various interest rates ranging up to 7.98 percent. As of September 30, 2006, net loans to others totaled approximately $6.2 million and net loans to employees totaled approximately $156,000. It is customary in China that businesses typically seek financing from various sources other than traditionally banking institutions. However, loans from TRBT to officers, directors, or affiliates will be prohibited after closing. TRBT maintains reserves for any potential losses that might result from the default of the loans issued. TRBT’s management periodically analyzes the composition of these loans, any changes in the borrowers pattern of repayment, and past due loans to calculate the necessary reserves. As of September 30, 2006, TRBT’s allowance for uncollectible loans amounted to approximately $5.1 million dollars of which approximately $3.1 million was written off as a bad debt expense. This loss is a risk factor, considering the lack of liquidity in the Company. The ending of this practice of both borrowing and lending, from officers and affiliates may create a lack of liquidity or a risk to continuing business.

DISSENTING SHAREHOLDER RIGHTS

Croff has determined that the foregoing Share Exchange requires the offering of dissenting shareholder rights under Utah Law. Essentially any shareholder who does not believe that the Share Exchange is fair and equitable to the shareholders may elect, under Utah law, to become a dissenting shareholder. It should be noted by each prospective dissenting shareholder that the election to be a dissenting shareholder will not constitute a vote against or in any way invalidate the completion of the Share Exchange, but will provide such dissenting shareholder with a potential alternative valuation option for their shares.

In essential terms, any dissenting shareholder under the Utah Statutory Provisions will have the right within a prescribed time limit set-out in the enclosed packet to accept the Company’s determination of the fair value of their Common and Preferred “B” shares and exchange such shares for a cash payment; or to propose to the Company what they deem to be a fair and adequate consideration for their shares, along with the methodology at which they arrive at their alternative valuation. The Company would then attempt to negotiate a resolution or may simply refuse to recognize the alternative valuation. It should be noted to each prospective dissenting shareholder that the Company believes the present proposal is fair and reasonable based upon current market conditions and valuation of the Company; and, as a result, is not likely the Company would be willing to voluntarily alter or amend its proposed redemption payments for the shares.

If the Company and the shareholder are not able to agree upon a stipulated valuation, then the Company will have the obligation to proceed with a court proceeding to attempt to force an alternative valuation for the shares through a judicial process.

THE FOREGOING CONSTITUTES ONLY A GENERAL DESCRIPTION OF DISSENTING SHAREHOLDER RIGHTS. EACH PROSPECTIVE DISSENTING SHAREHOLDER IS ENCOURAGED TO REVIEW, WITH LEGAL COUNSEL OF THEIR OWN CHOICE, THE ATTACHED AND ENCLOSED DISSENTING SHAREHOLDER RIGHTS PACKAGE AND BALLOT, SEE SCHEDULE A, WHICH CONTAINS THE UTAH STATUTORY MATERIAL ON DISSENTING SHAREHOLDER RIGHTS AS EXTRACTED FROM THE UTAH CODE.

Any shareholder wishing to exercise dissenting shareholder rights should fill out and complete the dissenting shareholder rights ballot and return it promptly to the Company in the enclosed envelope so that they may be listed as dissenting shareholder and the Company will then proceed in accordance with applicable law to treat such claim in accordance with the statutory provisions. Please note that if you vote in favor of the Share Exchange you are not entitled to be a dissenting shareholder. If you elect to be a dissenting shareholder you must not execute the standard proxy ballot (white cards), but you must execute and return the dissenting shareholder election form (blue card).

OTHER MATTERS

The Special meeting is called for the purposes set forth in the notice thereof. The Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matters for action at the Special meeting other than those specifically referred to in the Notice of Meeting and this Proxy Statement. If any other matters are properly brought before the Special meeting, it is the intention of the proxy holders to vote on such matters in accordance with their judgment.

STOCKHOLDER PROPOSALS

There were no stockholders proposals submitted for consideration at this Special meeting. Stockholder proposals intended to be considered at the next meeting of Stockholders must be received by the Company no later than March 31, 2007. Such proposals may be included in the next proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, as amended, Croff’s directors, its executive officers, and any persons holding more than 10% of the common stock are required to report their ownership of the common stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established, and we are required to report in this proxy statement any failure to file by such dates during 2006. To our knowledge, all of these filing requirements were satisfied by our directors, officers and 10% percent holders. In making these statements, Croff has relied upon the written representations of its directors, officers and its 10% percent holders and copies of the reports that they have filed with the Commission.

OTHER INFORMATION

FINANCIAL REPORTS & OTHER IMPORTANT DOCUMENTS

The financial reports for Croff’s operations ended December 31, 2005 filed as Form 10-K and the unaudited financial reports for the period ended September 30, 2006 filed on Form 10-Q, are considered an integral part of this Proxy Statement and are incorporated by this reference. See also, "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Form 10-K and Form 10-Q Reports which are available at Croff’s website at www.croff.com, or from the Securities and Exchange Commission at www.sec.gov/edgar . A hardcopy of the Form 10-K and the Form 10-Q report may also be obtained by calling the Company’s offices at 303-383-1555.

Attached and incorporated is Schedule F-1. F-1 includes the Croff audited financial statement for 2005 and 2004, and the interim nine months unaudited financials statements ending September 30, 2006. It also contains the December 31, 2004 & 2005 audited year end Financials for TRBT and the nine months interim unaudited Financials ending on September 30, 2006. Also enclosed are pro forma unaudited consolidated Financials for the combined entities for the years ending December 31, 2004 and 2005, and the nine month interim period ending on September 30, 2006.

Dated: February _____ , 2007.

BY ORDER OF THE BOARD OF DIRECTORS:

____________________________________ Gerald L. Jensen, Chairman of the Board

Table of Contents
Schedule A

A).	Dissenting Shareholder Rights Information Statement

B).	Utah Statues

C).	Dissenting Shareholder Notice & Election Form

D).	Ballots

DISSENTING SHAREHOLDER RIGHTS INFORMATION
STATEMENT & ELECTION FORM

Appraisal Rights

          The Board of Directors of Croff, in accordance with Utah law, by resolution of the Board, determined that shareholders of Croff, who object to the Share Exchange may dissent from participating in the Share Exchange and may obtain fair value (as defined below) for their Croff common shares and preferred “B” shares. The preferred “B” shares are to be cancelled, so shareholders can only receive two shares of common stock or cash. Fair value for shareholders asserting their dissenters' right is determined in accordance with Utah law and not necessarily with reference to the amount offered by Croff. This section summarizes the terms of the relevant provisions of Utah law regarding dissenters' rights. Because this summary does not address all of the details a shareholder may be interested in knowing, all shareholders are encouraged to consult the enclosed code sections in their entirety. As required by the Utah Revised Business Corporation Act Section 1320, a copy of the dissenters' rights statute, Utah Revised Business Corporation Act Sections 1301-1331 is included as Annex “A” to this Information Statement.

          Shareholders who wish to exercise dissenters' rights must deliver to Croff the enclosed written notice and demand of their intent to receive a cash payment for their shares. This notice must be delivered with thirty five (35) days after the date of the enclosed Proxy Statement. Shareholders who wish to exercise dissenters' rights must not vote their shares in favor of approving the Share Exchange.

          As the Share Exchange has been agreed to be approved by the majority shareholders, except for the election of new directors, you will not be receiving any further notice of dissenter’s rights under Utah law and must exercise such rights, if at all, by completing and returning the enclosed Dissenting Shareholder Election Form and your certificate within 35 days of the date shown on the Proxy.

          A shareholder receiving a dissenters' notice must certify whether the shareholder acquired ownership of the shares prior to the specified date, and deposit his or her share endorsed and negotiable certificates in accordance with the dissenters' notice. The shareholder otherwise retains all other rights of a shareholder except the right to transfer the shares until the time these rights are canceled when the Share Exchange is consummated. A shareholder who fails to demand payment or deposit his or her shares in accordance with the enclosed dissenters' notice will lose his, her, or its rights to payment for his or her shares pursuant to the Utah dissenters' rights statute.

          Except as described below, the notice of intent to demand payment and the written demand for payment must be made by or for the shareholder of record of the shares for which dissenters' rights are being asserted. Accordingly, the enclosed notice and demand should be executed by or for each shareholder of record, fully and correctly as such stockholder's name appears on the certificate(s) formally representing the shares.

          A beneficial shareholder may assert dissenters' rights as to shares held on his or her behalf only if:

  he or she submits to Croff the record owner's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights, and he or she does so with respect to all shares of which he or she is the beneficial stockholder.

          Upon receipt of the enclosed demand for payment, Croff has determined to pay each dissenting shareholder who has complied with the statutory notice provisions, the fair value of the stockholder's common shares, plus interest as provided in the Utah statute. "Fair value" means the value of the shares immediately before the consummation of the Share Exchange, excluding any appreciation or depreciation in anticipation of the Share Exchange. Croff has determined the fair value to be $1.25 per share for its common stock and $4.00 per share for the Preferred “B” shares. Croff arrived at this valuation based upon its knowledge of the Company, its financial statements, and the price per common share prior to the announcement of the share exchange agreement. These prices are based on assuming the closing of the share exchange agreement does not take place, as provided by the definition of “Fair Value” in the Utah statutes. Each reviewing shareholder should be advised the valuation for common shares essentially reflects a shell corporation prior to the Share Exchange and the preferred “B” share valuation is based upon the value of the oil and gas assets of the Company.
          Under Utah Revised Business Corporation Act Section 1328, a dissenting shareholder may notify Croff in the enclosed form in writing of his, her or its own estimate of the fair value of his, her or its shares and amount of interest due, and demand payment in the amount of such estimate, less any payment already received from Croff, or reject Croff's offer and demand payment of the fair value of his or her shares and interest due, if:

  The dissenting shareholder believes that the amount paid or offered is less than the fair value of his or her shares or that the interest due was incorrectly calculated;

  Croff fails to make payment for the shares within 60 days after the date set for demanding payment; or

  Croff, having failed to consummate the Share Exchange, does not return the deposited certificates.

          A dissenting shareholder waives the right to demand payment under Utah law unless the shareholder notifies Croff in the enclosed writing of his or her demand within 35 days of the incorporated Proxy Statement date.

          Based upon the detailed analysis of the Share Exchange contained in the enclosed Proxy Statement, Croff is not inclined to accept any alternative valuation for the shares. Each shareholder should access the public trading price of the common shares before making a decision. Any shareholder not satisfied may be required to seek a judicial remedy and determination of value as outlined in the enclosed statutory materials.

          If a demand for payment under Utah Revised Business Corporation Act Section 1328 remains unsettled, Croff will commence a court proceeding within 60 days after receiving payment demand and petition the Utah Third District Court for Salt Lake County to determine the fair value of the shares and accrued interest. If Croff does not commence such a proceeding within 60 days, it will pay each dissenter whose demand remains unsettled the amount demanded. The court will determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court will assess the costs against Croff, except that the court may assess costs against all or some of the dissenters who are parties, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for the services should not be assessed against Croff, the court may award to these counsel reasonable fees, to be paid out of the amounts awarded to dissenters who were benefited.

          SHOULD THERE EXIST ANY CONFLICT BETWEEN THIS SUMMARY STATEMENT AND THE ATTACHED CODE SECTIONS, THE CODE SECTIONS WILL CONTROL AND BE GIVEN PRIMARY APPLICATION.

          Please remember to return your certificate with the enclosed Election Form in endorsed and negotiable form, if you are exercising Dissenting Shareholder Rights and wish to accept the Company’s offer.

UTAH DISSENTER’S RIGHTS STATUTE

UT ST ss. 16-10a-1302

ss.     16-10a-1302. Right to dissent

(1)     A shareholder, whether or not entitled to vote, is entitled to dissent from, and obtain payment of the fair value of shares held by him in the event of, any of the following corporate actions:

(a)     consummation of a plan of merger to which the corporation is a party if:

(i)     shareholder approval is required for the merger by Section 16-10a1103 or the articles of incorporation; or

(ii)     the corporation is a subsidiary that is merged with its parent under Section 16-l0a-1104;

(b)     consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

(c)     consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under Subsection 16-10a-1202(1), but not including a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale; and

(d)     consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to Subsection 16-10a-1202(2).

(2)     A shareholder is entitled to dissent and obtain payment of the fair value of his shares in the event of any other corporate action to the extent the articles of incorporation, bylaws, or a resolution of the board of directors so provides.

(3)     Notwithstanding the other provisions of this part, except to the extent otherwise provided in the articles of incorporation, bylaws, or a resolution of the board of directors, and subject to the limitations set forth in Subsection (4) , a shareholder is not entitled to dissent and obtain payment under Subsection (1) of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal Securities Exchange Act of 1934, as amended, [FN1] or on the National Market System of the National Association of Securities Dealers Automated Quotation System, or were held of record by more than 2,000 shareholders, at the time of:

(a)     the record date fixed under Section 16-10a-707 to determine the shareholders entitled to receive notice of the shareholders’ meeting at which the corporate action is submitted to a vote;

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(b)     the record date fixed under Section 1G-10a-704 to determine shareholders entitled to sign writings consenting to the proposed corporate action; or

(c)     the effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

(4)     The limitation set forth in Subsection (3) does not apply if the shareholder will receive for his shares, pursuant to the corporate action, anything except:.

(a)     shares of the corporation surviving the consummation of the plan of merger or share exchange;

(b)     shares of a corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal Securities Exchange Act of 1934, as amended, or on the National Market System of the National Association of Securities Dealers Automated Quotation System, or will be held of record by more than 2,000 shareholders;

(c)     cash in lieu of fractional shares; or

(d)     any combination of the shares described in Subsection (4), or cash in lieu of fractional shares.

(5)     A shareholder entitled to dissent and obtain payment for his shares under this part may not challenge the corporate action creating the entitlement unless the action is unlawful or fraudulent with respect to him or to the corporation.

ss.     16-10a-1303. Dissent by nominees and beneficial owners

(1)     A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in his name only if the shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states the dissent and the name and address of each person on whose behalf dissenters’ rights are being asserted. The rights of a partial dissenter under this subsection are determined as if the shares as to which the shareholder dissents and the other shares held of record by him were registered in the names of different shareholders.

(2)     A beneficial shareholder may assert dissenters’ rights as to shares held on his behalf only if:

(a)     the beneficial shareholder causes the corporation to receive the record shareholder’s written consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights; and

(b)     the beneficial shareholder dissents with respect to all shares of which he is the beneficial shareholder.

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(3)     The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each beneficial shareholder must certify to the corporation that both he and the record shareholders of all shares owned beneficially by him have asserted, or will timely assert, dissenters’ rights as to all the shares unlimited on the ability to exercise dissenters’ rights. The certification requirement must be stated in the dissenters’ notice given pursuant to Section 16-10-1322.

ss.     16-10a-1320. Notice of dissenters’ rights

(1)     If a proposed corporate action creating dissenters’ rights under Section 16-10a-1302 is submitted to a vote at a shareholders’ meeting, the meeting notice must be sent to all shareholders of the corporation as of the applicable record date, whether or not they are entitled to vote at the meeting. The notice shall state that shareholders are or may be entitled to assert dissenters’ rights under this part. The notice must be accompanied by a copy of this part and the materials, if any, that under this chapter are required to be given the shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as required by this subsection does not affect any action taken at the shareholders’ meeting for which the notice was to have been given.

(2)     If a proposed corporate action creating dissenters’ rights under Section 16-10a-1302 is authorized without a meeting of shareholders pursuant to Section 16-10a-704, any written or oral solicitation of a shareholder to execute a written consent to the action contemplated by Section 16-10a-704 must be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters’ rights under this part, by a copy of this part, and by the materials, if any, that under this chapter would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders’ meeting. Failure to give written notice as provided by this subsection does not affect any action taken pursuant to Section 16-10a-704 for which the notice was to have been given.

ss.     16-10a-1321. Demand for payment — Eligibility and notice of intent

(1)     If a proposed corporate action creating dissenters’ rights under Section 16-lOa-1302 is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert dissenters’ rights:

(a)     must cause the corporation to receive, before the vote is taken, written notice of his intent to demand payment for shares if the proposed action is effectuated; and

(b)     may not vote any of his shares in favor of the proposed action.

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(2)     If a proposed corporate action creating dissenters’ rights under Section 16-10a-1302 is authorized without a meeting of shareholders pursuant to Section 16-10a-704, a shareholder who wishes to assert dissenters’ rights may not execute a writing consenting to the proposed corporate action.

(3)     In order to be entitled to payment for shares under this part, unless otherwise provided in the articles of incorporation, bylaws, or a resolution adopted by the board of directors, a shareholder must have been a shareholder with respect to the shares for which payment is demanded as of the date the proposed corporate action creating dissenters’ rights under Section 16-10a-1302 is approved by the shareholders, if shareholder approval is required, or as of the effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

(4)     A shareholder who does not satisfy the requirements of Subsections (1) through (3) is not entitled to payment for shares under this part.

ss.     16-10a-1322. Dissenters’ notice

(1)     If proposed corporate action creating dissenters’ rights under Section 16-10a-1302 is authorized, the corporation shall give a written dissenters’ notice to all shareholders who are entitled to demand payment for their shares under this part.

(2)     The dissenters’ notice required by Subsection (1) must be sent no .later than ten days after the effective date of the corporate action creating dissenters’ rights under Section 16-10a-1302,. and shall:

(a)     state that the corporate action was authorized and the effective date or proposed effective date of the corporate action;

(b)     state an address at which the corporation will receive payment demands and an address at which certificates for certificated shares must be deposited;

(c)     inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(d)     supply a form for demanding payment, which form requests a dissenter to state an address to which payment is to be made;

(e)     set a date by which the corporation must receive the payment demand and by which certificates for certificated shares must be deposited at the address indicated in the dissenters’ notice, which dates may not be fewer than 30 nor more than 70 days after the date the dissenters’ notice required by Subsection (1) is given;

(f)     state the requirement contemplated by Subsection 16-10a-1303(3), if the requirement is imposed; and

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(g)     be accompanied by a copy of this part.

ss.     16-10a-1323. Procedure to demand payment

(1)     A shareholder who is given a dissenters’ notice described in Section 16-10a-1322, who meets the requirements of Section 16-10a-1321, and wishes to assert dissenters’ rights must, in accordance with the terms of the dissenters’ notice:

(a)     cause the corporation to receive a payment demand, which may be the payment demand form contemplated in Subsection 16-10a-1322(2)(d), duly completed, or may be stated in another writing;

(b)     deposit certificates for his certificated shares in accordance with the terms of the dissenters’ notice; and

(c)     if required by the corporation in the dissenters’ notice described in Section 16-10a-1322, as contemplated by Section 16-10a-1327, certify in writing, in or with the payment demand, whether or not he or the person on whose behalf he asserts dissenters’ rights acquired beneficial ownership of the shares before the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters’ rights under Section 16 10a-1302.

(2)     A shareholder who demands payment in accordance with Subsection (1) retains all rights of a shareholder except the right to transfer the shares until the effective date of the proposed corporate action giving rise to the exercise of dissenters’ rights and has only the right to receive payment for the shares after the effective date of the corporate action.

(3)     A shareholder who does not demand payment and deposit share certificates as required, by the date or dates set in the dissenters’ notice, is not entitled to payment for shares under this part.

ss.     16-10a-1324. Uncertificated shares

(1)     Upon receipt of a demand for payment under Section 16-10a-1323 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer of the shares until the proposed corporate action is taken or the restrictions are released under Section 16-10a-1326.

(2)     In all other respects, the provisions of Section 16-10a-1323 apply to shareholders who own uncertificated shares.

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ss. 9 16-10a-1325. Payment

(1)     Except as provided in Section 16-10a-1327, upon the later of the effective date of the corporate action creating dissenters’ rights under Section 16-10a-1302, and receipt by the corporation of each payment demand pursuant to Section 16-10a-1323, the corporation shall pay the amount the corporation estimates to be the fair value of the dissenter’s shares, plus interest to each dissenter who has complied with Section 16-10a-1323, and who meets the requirements of Section 16-10a-1321, and who has not yet received payment.

(2)     Each payment made pursuant to Subsection (1) must be accompanied by:

(a)     (i) (A) the corporation’s balance sheet as of the end of its most recent fiscal year, or if not available, a fiscal year ending not more than 16 months before the date of payment;

(B)     an income statement for that year;

(C)     a statement of changes in shareholders’ equity for that year and a statement of cash flow for that year, if the corporation customarily provides such statements to shareholders; and

(D)     the latest available interim financial statements, if any;

(ii)     the balance sheet and statements referred to in Subsection (i) must be audited if the corporation customarily provides audited financial statements to shareholders;

(b)     a statement of the corporation’s estimate of the fair value of the shares and the amount of interest payable with respect to the shares;

(c)     a statement of the dissenter’s right to demand payment under Section 16- 10a-1328; and

(d)     a copy of this part

ss.     16-10a-1326. Failure to take action

(1)     If the effective date of the corporate action creating dissenters’ rights under Section 16-10a-1302 does not occur within 60 days after the date set by the corporation as the date by which the corporation must receive payment demands as provided in Section 16-lOa-1322, the corporation shall return all deposited certificates and release the transfer restrictions imposed on uncertificated shares, and all shareholders who submitted a demand for payment pursuant to Section 16 10a-1323 shall thereafter have all rights of a shareholder as if no demand for payment had been made. (2) If the effective date of the corporate action creating dissenters’ rights under Section 16-10a-1302 occurs more than 60 days after the date set by the corporation as the date by which the corporation

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must receive payment demands as provided in Section 16-10a-1322, then the corporation shall send a new dissenters’ notice, as provided in Section 16-10a-1322, and the provisions of Sections 16-10a-1323 through 16-10a 1328 shall again be applicable.

ss.     16-10a-1327. Special provisions relating to shares acquired after announcement of proposed corporate action

(1)     A corporation may, with the dissenters’ notice given pursuant to Section 16-10a-1322, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters’ rights under Section 16-10a-1302 and state that a shareholder who asserts dissenters’ rights must certify in writing, in or with the payment demand, whether or not he or the person on whose behalf he asserts dissenters’ rights acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not certify in writing, in or with the payment demand that he or the person on whose behalf the dissenters’ rights are being asserted, acquired beneficial ownership of the shares before that date, the corporation may, in lieu of making the payment provided in Section 16- lOa-1325, offer to make payment if the dissenter agrees to accept it in full satisfaction of his demand.

(2)     An offer to make payment under Subsection (1) shall include or be accompanied by the information required by Subsection 16-10a-1325(2).

ss.     16-10a-1328. Procedure for shareholder dissatisfied with payment or offer

(1)     A dissenter who has not accepted an offer made by a corporation under Section 16-10a-1327 may notify the corporation in writing of his own estimate of the fair value of his shares and demand payment of the estimated amount, plus interest, less any payment made under Section 16-lOa-1325, if:

(a)     the dissenter believes that the amount paid under Section 16-10a 1325 or offered under Section 16-10a-1327 is less than the fair value of the shares;

(b)     the corporation fails to make payment under Section 16-10a-1325 within 60 days after the date set by the corporation as the date by which it must receive the payment demand; or

(c)     the corporation, having failed to take the proposed corporate action creating dissenters’ rights, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by Section 16-10a-1326.

(2)     A dissenter waives the right to demand payment under this section unless he causes the corporation to receive the notice required by Subsection (1) within 30 days after the corporation made or offered payment for his shares.

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ss.     16-10a-1330. Judicial appraisal of shares — Court action

(1)     If a demand for payment under Section 16-10a-1328 remains unresolved, the corporation shall commence a proceeding within 60 days after receiving the payment demand contemplated by Section 16-10a-1328, and petition the court to determine the fair value of the shares and the amount of interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unresolved the amount demanded.

(2)     The corporation shall commence the proceeding described in Subsection (1) in the district court of the county in this state where the corporation’s principal office, or if it has no principal office in this state, the county where its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with, or whose shares were acquired by, the foreign corporation was located.

(3)     The corporation shall make all dissenters who have satisfied the requirements of Sections 16-10a-1321, 16-10a-1323, and 16-10a-1328, whether or not they are residents of this state whose demands remain unresolved, parties to the proceeding commenced under Subsection (2) as an action against their shares. All such dissenters who are named as parties must be served with a copy of the petition. Service on each dissenter may be by registered or certified mail to the address stated in his payment demand made pursuant to Section 16-10a-1328. If no address is stated in the payment demand, service may be made at the address stated in the payment demand given pursuant to Section 16-10a1323. If no address is stated in the payment demand, service may be made at the address shown on the corporation’s current record of shareholders for the record shareholder holding the dissenter’s shares. Service may also be made otherwise as provided by law.

(4)     The jurisdiction of the court in which the proceeding is commenced under Subsection (2) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(5)     Each dissenter made a party to the proceeding commenced under Subsection (2) is entitled to judgment:

(a)     for the amount, if any, by which the court finds that the fair value of his shares, plus interest, exceeds the amount paid by the corporation pursuant to Section 16-lOa-1325; or

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(b)     for the fair value, plus interest, of the dissenter’s after-acquired shares for which the corporation elected to withhold payment under Section 16-10a-1327.

ss.     16-10a-1331. Court costs and counsel fees

(1)     The court in an appraisal proceeding commenced under Section 1610a-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds that the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 16-lOa-1328.

(2)     The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a)     against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Sections 16-10a-1320 through 16-10a-1328; or

(b)     against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this part.

(3)     If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

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DISSENTING SHAREHOLDER NOTICE

AND ELECTION FORM

The undersigned _______________________________________________ of
(Print Name)

___________________________________________________________________ is the

(Print Address)

certificate holder of ___________________ shares of common stocks of Croff Enterprises, Inc. (“Croff”) represented by certificate(s) no(s) ______________________________________ and ________ shares of Preferred “B” shares certificate(s) no(s) __________________. The undersigned agrees that the above is a current address to be used for return of any funds to him by Croff or any communications by Croff.

The undersigned hereby represents and notices to Croff, pursuant to having reviewed the dissenting shareholder rights packet, as indicated below by initialing the appropriate blanks:

_____ The undersigned has read and reviewed the Dissenting Shareholder Rights Packet including the statutory material.

_____ The undersigned is the legal holder of the shares described above, or is the beneficial holder, but has obtained the consent of the legal holder in signing below and endorsing the shares.

_____ The undersigned has not voted upon the current Proxy Proposal for a transfer of all current business assets of Croff and reorganization with TRBT; and understands that voting on such matters will void this notice and election.

_____ The shares submitted for redemption and payment and this form must be received no later than 35 days after the date of Notice of Dissenting Shareholder Rights, February ___, 2007, being the Proxy date.

Choose only one of the following:

1. _____ The undersigned wishes to have Croff purchase his, her or its Common shares listed above at $1.25 per share AND ENCLOSES HIS CERTIFICATE DULY SIGNED AND IN NEGOTIABLE FORM TO COMPLETE SUCH SALE.

2. _____ The undersigned wishes to have Croff purchase his, her or its “B” shares at $4.00 per share AND ENCLOSES HIS CERTIFICATE DULY SIGNED AND IN NEGOTIABLE FORM TO COMPLETE SUCH SALE.

3. _____ The undersigned wishes to have the company redeem his, her or its shares, but objects to the proffered price and requests a payment of $_______ Common and $_______ per Preferred “B” share (attach further explanation as required).

DO NOT USE THIS FORM	____________________________________
IF YOU ARE RETURNING	Print Name

THE PROXY BALLOT

____________________________________
Sign

____________________________________
Date
Mail Election form to:	Elections
Croff Enterprises, Inc.
3773 Cherry Creek Dr N #1025
Denver, CO 80209

PREFERRED “B” BALLOT
CROFF ENTERPRISES, INC. PROXY BALLOT
SPECIAL MEETING, FEBRUARY ___, 2007

Please complete, sign and provide any additional information on this Proxy Statement and return it to the Company by mailing it back prior to FEBRUARY ___, 2007 in the enclosed envelope.

FOR	AGAINST	ABSTAIN
Vote on Approval of the exchange of all Preferred B share assets (oil & gas assets, related bank accounts, and other intangible assets), to the Croff Principal Shareholders for $600,000, assumption of all related liabilities, and delivery of 67.2% of the Preferred B shares, and exchange of two common shares for each remaining Preferred B share not held by the Croff principal shareholders, and the subsequent cancellation of all Preferred B shares.

 OTHER SHAREHOLDER PROPOSALS

(Unless otherwise indicated, your proxy will be voted in favor of any proposal indicated below.)

(Attach sheets as necessary)

              Check here if you plan
              to attend meeting.

Print Shareholder Name(s) exactly	SIGNATURE
as they appear on your Certificate:		Complete If Known:
Certificate #:
No. of Shares:

Date

COMMON SHARE BALLOT

CROFF ENTERPRISES, INC. PROXY BALLOT

SPECIAL MEETING, FEBRUARY ___, 2007

Please complete, sign and provide any additional information on this Proxy Statement and return it to the Company by mailing it back prior to February ___, 2007 in the enclosed envelope.

FOR	AGAINST	ABSTAIN	PROPOSAL
Election of all new nominees to the Board of Directors. If voting against election of all, indicate below your individual vote.

YOU MAY VOTE FOR ALL CURRENT NOMINEES ABOVE; OR

YOU MAY VOTE INDIVIDUALLY AS TO EACH PROPOSED DIRECTOR BELOW

Mr. Aizhong An, Director
Mr. Samuel Liu, Director
Mr. Jiming Zhu, Director
Mrs. Junhui An, Director
Mr. Omar J. Gonzalez, Director
Mr. Umesh Patel, Director
Dr. Gregory J. Frazer, Director

OTHER MATTERS

Vote on Share Exchange and Related Acquisition Terms.
Vote to increase the Class “A” authorized preferred shares from 5 million to 10 million shares.
Vote to increase the Common shares from 20 million to 100 million shares.
Grant to current management the right to vote your proxy in accordance with their judgment on other matters as may properly come before the meeting.

OTHER SHAREHOLDER PROPOSALS AND/OR NOMINATIONS

(Unless otherwise indicated, your proxy will be voted in favor of any nomination or proposal indicated below.)

(Attach sheets as necessary)
Check here if you plan
to attend meeting.

SIGNATURE
Print Shareholder Name(s) exactly
as they appear on your Certificate:	Complete If Known:
______________________________________	Certificate #:_________
No. of Shares:_____

______________________________________

Date ____________________

Table of Contents

Schedule F-1

A).	Quarterly Financial Statements (unaudited) for Croff Enterprises, Inc. for the Nine Months September 30, 2006.

B).	Financial Statements for Croff Enterprises, Inc, for the years ending December 31, 2005 and 2004

C).	Financial Statements for TRBT for the years ending December 31, 2005 and 2004

D).	Quarterly financial statements (unaudited) for TRBT for the Nine Months ending September 30, 2006.

E).	Croff Enterprises, Inc. /TRBT Combined Pro-Forma Balance Sheet (unaudited) as of September 30, 2006.

F).	Croff Enterprises, Inc. / TRBT Combined Pro-Forma profit and loss (unaudited) for the Nine Months September 30, 2006.

G).	Croff Enterprises, Inc. / TRBT Combined Pro-Forma profit and loss (unaudited) for the year ending December 31, 2005

H).	Croff Enterprises, Inc. / TRBT Combined Pro-Forma profit and loss (unaudited) for the year ending f December 31, 2004

Exhibit 23.1	Consent letter from Causey Demgen and Moore

Exhibit 23.2	Consent letter from Kabani and Company, Inc.

CROFF ENTERPRISES, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Basis of Preparation

The condensed financial statements for the three and nine month periods ended September 30, 2005 and 2006 in this report have been prepared by the Company without audit pursuant to the rules and regulations of the Securities and Exchange Commission and reflect, in the opinion of the management, all adjustments necessary to present fairly the results of the operations of the interim periods presented herein. Certain information in footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations, although the Company believes the disclosures presented herein are adequate to make the information presented not misleading. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, which report has been filed with the Securities and Exchange Commission. The Annual Report is available from the Company’s website at www.croff.com, and online at the Securities and Exchange Commission website at www.sec.gov/edgar.

CROFF ENTERPRISES, INC.
BALANCE SHEETS
(Unaudited)

	December 31,	September 30
	2005	2006
ASSETS

Current assets:
Cash and cash equivalents	$902,257	$1,018,560
Accounts receivable	157,959	131,855
	1,060,216	1,150,415

Oil and natural gas properties, at cost, successful efforts method:	1,282,616	1,294,500
Accumulated depletion and depreciation	(535,330)	(571,830)
	747,286	722,670

Total assets	$ 1,807,502	$1,873,085

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$ 37,945	$87,886
Farmout agreement liability	300,621	--
Current portion of ARO liability	23,000	23,000
Accrued liabilities	72,788	93,375
	434,354	204,261

Long-term portion of ARO liability	58,828	63,228

Stockholders’ equity:
Class A Preferred stock, no par value
5,000,000 shares authorized, none issued	--	--
Class B Preferred stock, no par value; 1,000,000 shares authorized,
540,659 shares issued and outstanding	1,089,233	1,296,682
Common stock, $.10 par value; 20,000,000 shares authorized,
620,643 shares issued and outstanding	62,064	62,064
Capital in excess of par value	155,715	155,715
Treasury stock, at cost, 69,399 shares
issued and outstanding in 2005 and 2006	(107,794)	(107,794)
Retained earnings	115,102	198,929
	1,314,320	1,605,596

Total liabilities and stockholders’ equity	$1,807,502	$1,873,085

See accompanying notes to unaudited condensed financial statements

CROFF ENTERPRISES, INC.
  STATEMENTS OF OPERATIONS
(Unaudited)

		Three months ended		Nine months ended
		September 30,		September 30,
	2005	2006	2005	2006
Revenues:
Oil and natural gas sales	$ 247,288	$ 231,180	$ 627,274	$ 6,286
Interest income	-	24,657	-	38,536
Other income	7,059	--	25,669	--
	--	112,543	--	112,543
	254,347	368,380	652,943	817,365

Expenses:
Lease operating expense including
production taxes	46,253	73,394	209,016	196,552
General and administrative	35,327	36,346	124,105	135,172
Overhead expense, related party	11,674	19,020	36,371	43,464
Accretion expense	7,640	1,467	7,640	4,401
Depletion and depreciation	12,000	12,000	33,000	36,500
	112,894	142,227	410,132	416,089

Pretax income (loss)	141,453	226,153	242,811	401,276
Provision for income taxes	29,690	72,000	45,540	110,000

Net income (loss)	$ 111,763	$ 154,153	$197,271	$ 291,276

Net income applicable to
preferred B shares	95,551	75,358	216,692	207,449

Net income (loss) applicable to
common shares	$ 16,212	$ 78,795	$(19,421)	$83,827

Basic and diluted net income (loss)
per common share	$ 0.03	0.14	$(0.03)	$0.15

Weighted average common shares outstanding	567,400	551,224	567,400	551,224

* less than $0.01 per common share.

See accompanying notes to unaudited condensed financial statement.

CROFF ENTERPRISES, INC.
STATEMENTS OF STOCKHOLDERS’ EQUITY
For the year ended December 31, 2005 and the nine months ended September 30, 2006
(Unaudited)

					Capital in
	Preferred B stock		Common stock		excess of	Treasury	Accumulated
	Shares	Amount	Shares	Amount	par value	stock	earnings

Balance at December 31, 2005	540,659	$1,089,233	620,643	$ 62,064	$155,715	$ (107,794)	$115,102

Net income for the nine months
ended September 30, 2006	-	-	-	-	-	-	291,276
Preferred stock reallocation	-	207,449	-	-	-	-	(207,449)

Balance at September 30, 2006	540,659	$1,296,682	620,643	$ 62,064	$ 155,715	$ (107,794)	$ 198,929

See accompanying notes to unaudited condensed financial statement

CROFF ENTERPRISES, INC.
STATEMENTS OF CASH FLOWS
For the nine months ended September 30, 2005 and 2006
(Unaudited)

	2005	2006
Cash flows from operating activities:
Net income	$197,271	$291,449
Adjustments to reconcile net income to
net cash provided by operating activities:
Depletion, depreciation and accretion	40,640	40,901
Loss on abandonment	56,089	--
Gain on sale of assets	(14,173)	(112,543)
Changes in operating assets and liabilities:
Accounts receivable	(44,892)	26,104
Accounts payable	2,607	49,941
Accrued liabilities	37,078	20,587
Net cash provided by operating activities	274,620	316,439

Cash flows from investing activities:
Proceeds from sale of assets	48,500	210,550
Acquisition of property leases and improvements	(57,194)	(110,065)
Net cash provided by investing activities	(8,694)	100,485

Cash flows from investment activities:
Costs incurred for the benefit of farmout agreement	--	(300,621)
Net cash (used) by financing activities	--	(300,621)

Net increase (decrease) in cash and cash equivalents	265,926	116,303
Cash and cash equivalents at beginning of period	257,667	902,257
Cash and cash equivalents at end of period	$523,593	$1,018,560

Supplemental disclosure of non-cash investing and financing activities:

During the nine month period ended September 30, 2005, the Company purchased 1,500 shares of its common stock for $2,362, now included in the treasury.

See accompanying notes to unaudited condensed financial statement.

CROFF ENTERPRISES, INC.

FINANCIAL STATEMENTS

December 31, 2004 and 2005

With

REPORT OF REGISTERED PUBLIC ACCOUNTING FIRM

CROFF ENTERPRISES, INC.

INDEX TO FINANCIAL STATEMENTS, SCHEDULES
AND SUPPLEMENTAL INFORMATION

REPORT OF REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Croff Enterprises, Inc.

We have audited the balance sheets of Croff Enterprises, Inc. at December 31, 2004 and 2005, and the related statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2005. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Croff Enterprises, Inc. as of December 31, 2004 and 2005, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

Denver, Colorado
March 17, 2006

CAUSEY DEMGEN & MOORE INC.

CROFF ENTERPRISES, INC.

BALANCE SHEETS

December 31, 2004 and 2005

	2004	2005
Assets:
Current Assets:
Cash and cash equivalents	$257,667	$902,257
Accounts receivable	$109,691	$157,959

	$367,358	$1,060,216

Oil and natural gas properties, at cost, successful efforts method:
Proved Properties	$952,571	$1,016,442
Unproved Properties	$266,548	$266,174

	$1,219,119	$1,282,616
Accumulated depletion and depreciation	$(497,924)	$(535,330)

	$721,195	$747,286

Total Assets:	$1,088,553	$1,807,502

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilites:
Accounts payable	$28,410	$37,945
Farmout agreement liability	$--	$300,621
Current portion of ARO liability	$--	$23,000
Accrued liabilities	$8,705	$72,788

	$37,115	$434,354

Long-term portion of ARO liabilities	$--	$58,828

Stockholders' equity:
Class A Preferred stock, no par value
5,000,000 shares authorized, none issued	$--	$--
Class B Preferred stock, no par value
1,000,000 shares authorized, 540,659 shares issued and outstanding	$772,929	$1,089,233
Common stock, $.10 par value
20,000,000 shares authorized, 622,143 and 620,643 shares
issued and outstanding at December 31, 2004 and 2005, respectively	$62,214	$62,064
Capital in excess of par value	$157,927	$155,715
Treasury stock, at cost, 53,243 and 69,399
shares issued and outstanding at December 31, 2004 and 2005, respectively	$(83,151)	$(107,794)
Retained earnings	$141,519	$115,102

	$1,051,438	$1,314,320

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,088,553	$1,807,502

See accompanying notes to financial statements.

CROFF ENTERPRISES, INC.

STATEMENTS OF OPERATIONS

For the years ended December 31, 2003, 2004 and 2005

	2003	2004	2005
Revenues
Oil and natural gas sales	$437,586	$615,731	$934,525
Loss on natural gas "put" contracts	$(45,022)	$(7,599)	$--
Gain (loss) on sale of marketable equity securities	$19,450	$(38,166)	$--
Gain on sale of equipment	$--	$--	$14,173
Interest income	$--	$--	$12,057
Other income	$3,912	$6,196	$7,330

	$415,926	$576,162	$968,085

Expenses
Lease operating expense including production taxes	$130,793	$192,187	$272,129
Proposed drilling program	$13,780	30,825	$52,638
General and administrative	$102,244	$112,157	$165,212
Overhead expense, related party	$30,000	$48,000	$50,554
Accretion expense	$--	$--	$10,187
Depletion and depreciation	$35,000	$42,000	$45,000

	$311,817	$425,169	$595,720

Pretax income	$104,109	$150,993	$372,365
Provision for income taxes:	$10,000	$8,877	$82,478

Net income	$94,109	$142,116	$289,887

Net income applicable to preferred B shares	$88,385	$213,634	$316,304

Net income (loss) applicable to common shares	$5,724	$(71,518)	$(26,417)

Basic and diluted net income (loss) per common share	$0.01	$(0.13)	$(0.05)

See accompanying notes to the financial statements.

CROFF ENTERPRISES, INC.
STATEMENTS OF STOCKHOLDERS’ EQUITY
For the years ended December 31, 2003, 2004 and 2005
	Preferred B stock		Common stock		Capital in Excess of	Treasury	Accumulated other Comprehensive	Retained earnings
	Shares	Amount	Shares	Amount	Par Value	stock	loss	(deficit)

Balance at December 31, 2002	540,659	$470,910	629,143	$ 62,914	$456,246	$ (83,151)	$ (65,205)	$ (94,706)
Net unrealized gain on marketable equity securities	-	-	-	-	-	-	23,995	-
Net income for the year ended December 31, 2003	-	-	-	-	-	-	-	94,109
Common stock issued for services	-	-	1,000	100	900	-	-	-
Cancellation of treasury stock	-	-	(10,000)	(1,000)	1,000	-	-	-
Preferred Stock reallocation	-	88,385	-	-	(88,385)	-	-	-

Balance at December 31, 2003	540,659	559,295	620,143	62,014	369,761	(83,151)	(41,210)	(597)
Realization of net loss on marketable equity securities	-	-	-	-	-	-	41,210	-
Net income for the year ended December 31, 2004	-	-	-	-	-	-	-	142,116
Common stock issued for services	-	-	2,000	200	1,800	-	-	-
Preferred Stock reallocation	-	213,634	-	-	(213,634)	-	-	-

Balance at December 31, 2004	540,659	772,929	622,143	62,214	157,927	(83,151)	-	141,519
Net income for the year ended December 31, 2005	-	-	-	-	-	-	-	289,887
Cancellation of treasury stock	-	-	(1,500)	(150)	(2,212)	-	-	-
Purchase of treasury stock	-	-	-	-	-	(24,643)	-	-
Preferred Stock reallocation	-	316,304	-	-	-	-	-	(316,304)

Balance at December 31, 2005	540,659	$1,089,233	620,643	$62,064	$155,715	$(107,794))	-	$115,102

See accompanying notes to financial statements.

CROFF ENTERPRISES, INC.

STATEMENT OF CASH FLOWS

For the years ended December 31, 2003, 2004 and 2005

	2003	2004	2005
Cash flows from operating activities:
Net income	$94,109	$142,116	$289,887
Adjustments to reconcile net income to net cash provided by operating activities:
Depletion, depreciation and accretion	35,000	42,000	55,187
Loss on abandonment	--	--	56,089
Gain on sale of equipment	--	--	(14,173)
Realized loss (gain) on marketable equity securities	(19,450)	38,166	--
Loss on natural gas "put" contracts	45,022	7,599	--
Other items, net	1,000	2,000	--
Changes in operating assets and liabilities:
Accounts receivable	(31,583)	(29,160)	(48,268)
Accrued interest on notes receivable	600	--	--
Accounts payable	5,902	7,027	9,535
Accrued liabilities	9,403	(2,021)	64,082

Net cash provided by operating activities	$140,003	$207,727	$412,339

Cash flows from investing activities:
Purchase of natural gas "put" contracts	(58,041)	--	--
Proceeds from natural gas "put" contracts	5,359	61	--
Purchase of investments	(77,429)	--	--
Proceeds from sale of investments	56,515	128,943	--
Proceeds from sale of equipment	--	--	48,500
Payments from notes receivable	9,318	--	--
Net participation fees received	--	77,500	--
Purchase of treasury stock	--	--	(24,643)
Acquisition of oil and gas properties and improvements	(247,708)	(311,054)	(92,228)

Net cash used in investing activities	$(311,986)	$(104,550)	$(68,371)

Cash flows from financing activities
Proceeds from farmout agreement	--	--	450,000
Costs incurred for the benefit of farmout agreement	--	--	(149,378)
Payments on notes receivable from directors	10,000	--	--

Net cash provided by financing activities	$10,000	$--	$300,622

Net increase (decrease) in cash and cash equivalents	(161,983)	103,177	644,590
Cash and cash equivalents at beginning of year	316,473	154,490	257,667

Cash and cash equivalents at end of year	$154,490	$257,667	$902,257

Supplemental disclosure of non-cash investing and financing activities:

During the year ended December 31, 2003, the Company had unrealized gains (losses) on available for sale securities in the amount of $23,995.

During the years ended December 31, 2003, and 2004, the Company issued 1,000 and 2,000 shares of its common stock to a Director for services rendered valued at $1,000 and $2,000 respectively. During the year ended December 31, 2005, the Company purchased 1,500 shares of its common stock for $2,362 and the shares were cancelled.

See accompanying notes to financial statements.

CROFF ENTERPRISES, INC.

NOTES TO FINANCIAL STATEMENTS
For the years ended December 31, 2003, 2004 and 2005

1. ORGANIZATIONS AND NATURE OF BUSINESS

Croff Enterprises, Inc. ("Croff" or the "Company") is an independent energy company engaged in the business of oil and natural gas production, primarily through ownership of perpetual mineral interests and acquisition of producing oil and natural gas leases. The Company's principal activity is oil and natural gas production from non-operated properties. The Company's business strategy is focused on targeting opportunities that are of lower risk with the potential for stable cash flow and long asset life while seeking to keep operating costs low. The Company acquires and owns producing and non-producing leases and perpetual mineral interests in Alabama, Colorado, Michigan, Montana, New Mexico, North Dakota, Oklahoma, Texas, Utah, and Wyoming. Over the past eleven years, the Company's primary source of revenue has been oil and natural gas production from leases and producing mineral interests. Other companies operate almost all of the wells from which the Company receives revenues and the Company has no control over the factors which determine royalty or working interest revenues, such as markets, prices and rates of production. The Company presently participates as a working interest owner in 33 single wells and in 10 units of multiple wells. The Company holds small royalty interests in approximately 212 wells.

The Company was incorporated in Utah in 1907 as Croff Mining Company. The Company changed its name to Croff Oil Company in 1952, and in 1996 changed its name to Croff Enterprises, Inc. The Company continues to operate its oil and natural gas properties as Croff Oil Company.

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Producing activities

The Company follows the "successful efforts" method of accounting for its oil and gas properties. Under this method, all property acquisition costs and costs of exploratory and development wells are capitalized when incurred, pending determination of whether the well has proven reserves. If an exploratory well does not result in reserves, the capitalized costs of drilling the well, net of any salvage, are charged to expense. The costs of development wells are capitalized, whether the well is productive or nonproductive.

The Company re-entered the Helen Gips #1 well in Dewitt County, Texas, and re-completed the wellbore to the Wilcox formation during 2004. Under the successful efforts method of accounting, the Company has capitalized $65,213 as of December 31, 2004, for costs incurred on this unevaluated exploratory well. The capitalized costs associated with this unevaluated exploratory well have been excluded from depletion and depreciation during 2004. In 2005, the Helen Gips #1 was deemed noncommercial and was plugged and abandoned, and $52,638 of the capitalized costs was expensed to drilling operations for the year ended December 31, 2005. The amount to be recovered from the tubing of $13,000 remains capitalized at December 31, 2005.

In 2005, the Company purchased a 25% working interest in a lease on which there is an existing re-entry well and a producing well, (A.C. Wiggins). The A.C. Wiggins well was refraced in 2005 and is currently producing gas.

The Company was informed that Tempest Energy Resources, pursuant to its 2004 Participation Agreement, declined to participate in the re-entry program in Dewitt County, Texas. Although the Company abandoned most of these leases, it did renew several leases for a farmout agreement for the re-entry of the Dixel Gips well, in December 2005. The Company provided the leases, the re-entry wellbore, geological, engineering and other wellsite improvements for a 20% working interest, carried through completion. Under the Farmout Agreement, the Farmees pay for drilling and completion and all parties, including the Company, pay for production and equipment. The Dixel Gips well was completed in the first quarter of 2006. It has not been determined if it is a commercial well.

Maintenance and repairs are charged to expense; improvements of property are capitalized and depreciated as described below.

Lease bonuses

The Company defers bonuses received from leasing minerals in which unrecovered costs remain by recording the bonuses as a reduction of the unrecovered costs. Bonuses received from leasing mineral interests previously fully expensed are taken into income. For federal income tax purposes, lease bonuses are regarded as advance royalties (ordinary income). The Company received lease bonuses totaling $1,101, $3,743 and $2,415, for the years ended December 31, 2003, 2004, and 2005, respectively, which were included in other income.

Depreciation, depletion, and accretion

The Company provides for depreciation and depletion of its investment in producing oil and gas properties on the unit-of-production method, based upon estimates of recoverable oil and gas reserves from the property.

The Company has established a working interest reserve relating to the Asset Retirement Obligation ("ARO") for the four wells that the Company operates. The reserve, based on the estimates of management, complies with the Financial Standards Board Rule 143 (FAS 143). The accretion of $10,187 for the year ended December 31, 2005 represents an increase in the ARO liability based on the discounted cash flow of the future retirement costs.

Recent accounting pronouncements

In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") 123R, "Share-Based Payment." This revised standard addresses the accounting for share- based payment transactions in which a company receives employee services in exchange for either equity instruments of the company or liabilities that are based on the fair value of the company's equity instruments or that may be settled by the issuance of such equity instruments. Under the new standard, companies will no longer be able to account for share-based compensation transactions using the intrinsic method in accordance with APB 25. Instead, companies will be required to account for such transactions using a fair-value method and recognize the expense in the statements of operations. SFAS 123R became effective for all interim or annual periods beginning after June 15, 2005. SFAS 123R is not expected to have a material impact on the Company's financial condition or results of operations as the Company currently does not receive employee services in exchange for either equity instruments of the Company or liabilities that are based on the fair value of the Company's equity instruments or that may be settled by the issuance of such equity instruments.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets - an amendment of APB Opinion No. 29". This standard requires exchanges of productive assets to be accounted for at fair value, rather than at carryover basis, unless (1) neither the asset received nor the asset surrendered has a fair value that is determinable within reasonable limits or (2) the transactions lack commercial substance. The Statement is effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company has not entered into these types of nonmonetary asset exchanges during the last five years. Accordingly, the adoption of this pronouncement is not expected to have a material impact on the Company's financial condition or results of operations.

CROFF ENTERPRISES, INC.

NOTES TO FINANCIAL STATEMENTS
For the years ended December 31, 2003, 2004 and 2005

In May 2005 the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3." SFAS No. 154 replaces APB Opinion ("APB") No. 20, "Accounting Changes", and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements," and changes the requirements for the accounting for and reporting of a change in accounting principle. SFAS No. 154 will apply to all voluntary changes in accounting principle as well as to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. APB No. 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. SFAS No. 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, SFAS No. 154 requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings (or other appropriate components of equity or net assets in the statement of financial condition).

Revenue recognition

Oil and gas revenues are accounted for using the sales method. Under this method, revenue is recognized based on the cash received rather than the Company's proportionate share of the oil and gas produced. Oil and gas imbalances and related value at December 31, 2003, 2004 and 2005 were insignificant.

Risks and uncertainties

Historically, oil and gas prices have experienced significant fluctuations and have been particularly volatile in recent years. Price fluctuations can result from variations in weather, levels of regional or national production and demand, availability of transportation capacity to other regions of the country and various other factors. Increases or decreases in prices received could have a significant impact on future results.

Comprehensive Income

The Company follows the provisions of SFAS No. 130, "Reporting Comprehensive Income," which establishes standards for reporting comprehensive income. In addition to net income, comprehensive income includes all changes in equity during a period, except those resulting from investments and distributions to the owners of the Company. The components of other comprehensive income net of the related tax effects for the twelve months ended December 31, 2003 totaled $23,995, and was related to net unrealized gains (losses) on the Company's marketable equity securities, which were available for sale. The Company liquidated its marketable equity securities and recognized a net realized loss of $38,166 for the year ended December 31, 2004.

Fair value of financial instruments

The carrying amounts of financial instruments including cash and cash equivalents, marketable equity securities, accounts receivable, notes receivable, accounts payable and accrued liabilities approximate fair value as of December 31, 2004 and 2005.

Concentrations of credit risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash, cash equivalents and accounts receivable. The Company places its cash with high quality financial institutions. At times during the year, the balance at any one financial institution may exceed FDIC limits.

Derivative instruments and hedging activities

On March 21, 2003, the Company purchased a series of put contracts for 10,000 MMBTU's per month of natural gas beginning in June 2003 and ending May 2004 at the strike price of $4.75. The Company paid $58,044 for these twelve contracts. The Company realized a loss during 2003 and 2004 of $45,022 and $7,599, respectively, related to its purchase of these natural gas "put" contracts. During the years ended December 31, 2005 and 2004, the Company did not enter into commodity derivative contracts or fixed-price physical contracts to manage its exposure to oil and gas price volatility.

Stock options and warrants

The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123R "Share-Based Payment" related to its stock options and warrants. Since December 2001, the Company has had no outstanding stock options or warrants.

Cash equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

Marketable equity securities

The Company has designated its marketable equity securities as "securities available for sale" pursuant to Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities. The net unrealized gains (losses) related to these securities before taxes for December 31, 2003, 2004, and 2005 was $23,995, $0, and $0 respectively and is reflected as accumulated other comprehensive loss. During 2003, 2004 and 2005, a portion of the available-for-sale securities were sold for $56,515, $128,943, and $0 respectively, resulting in a net gain (loss) before taxes of $19,450, $(38,166), $0 respectively, based upon historical cost.

Accounts receivable

The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become un-collectible, they will be charged to operations when that determination is made.

Income taxes

The provision for income taxes is based on earnings reported in the financial statements. Deferred income taxes are provided using a liability approach based upon enacted tax laws and rates applicable to the periods in which the taxes become payable.

CROFF ENTERPRISES, INC.

NOTES TO FINANCIAL STATEMENTS
For the years ended December 31, 2003, 2004 and 2005

Net income per common share

In accordance with the provisions of SFAS No. 128, "Earnings per Share," basic income per common share amounts were computed by dividing net income after deduction of the net income attributable to the preferred B shares by the weighted average number of common shares outstanding during the period. Diluted income per common share assumes the conversion of all securities that are exercisable or convertible into either preferred B or common shares that would dilute the basic earnings per common share during the period.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.RELATED PARTY TRANSACTIONS

The Company retains the services of a law firm in which a partner of the firm is a director of the Company. Legal fees paid to this firm for the years ended December 31, 2003, 2004 and 2005 amounted to $2,256, $2,410 and $16,920, respectively.

The Company currently has an office sharing arrangement with Jenex Petroleum Corporation, hereafter "Jenex", which is owned by the Company's President. The Company is not a party to any lease, but paid Jenex for office space and all office services, including rent, phone, office supplies, secretarial, land, and accounting. The Company's expenses for these services were $30,000, $48,000, and $50,554 for the years ended 2003, 2004 and 2005, respectively. Although these transactions were not a result of "arms length" negotiations, the Company's Board of Directors believes the transactions are reasonable.

The Company has working interests in five Oklahoma natural gas wells, which are operated by Jenex, a company solely owed by Gerald Jensen, the Company's President. As part of the 1998 purchase agreement, Jenex agreed to rebate to the Company $150 of operating fees per well, each month, which now totals $750 per month, as long as Jenex operated the wells and the Company's retained its interest. During the years ending December 31, 2003, 2004 and 2005, $9,000, $9,000, and $9,000 respectively, have been offset against lease operating expense, in this manner. Total trade accounts receivable from Jenex as of December 31, 2004, and 2005, totaled $21,750 and $35,307, respectively.

The Company compensated, a member of its Board of Directors, 1,000 and 2,000 shares of common stock during 2003 and 2004, respectively, for consulting services rendered in connection with the Company's Yorktown Re-entry Program in south Texas. The common shares were valued at $1.00 per share

In 2005, the Preferred B Shareholders received a tender offer from Jensen Development Company and C.S. Finance L.L.C., companies wholly owned by Gerald L. Jensen, President and Chairman of the Company. This tender offer is fully described in Footnote 4 below, and incorporated herein by reference.

4.PREFERRED B STOCK TENDER OFFER

In April, 2005, the Company's Board of Directors reviewed the Company's strategic alternatives, including the possible sale or merger of all or part of the Company. The two objectives were to increase shareholder value and to provide liquidity to the shareholders. The Board of Directors formed a non-management committee to review the objectives, and any opportunities related to these objectives. The Preferred B shareholders of the Company received a tender offer from C.S. Finance L.L.C. and Jensen Development Company, "Offerors," two companies wholly owned by Gerald L. Jensen, to purchase all of the outstanding shares of Preferred B stock at $3 per share.

The Offerors Preferred B tender offer was filed with the SEC in June 2005. The Company filed a Form 14D9 with the SEC outlining the position of the non-management committee of the Board of Directors which was neutral as to the tender offer, and advised shareholders to consider the offer based on each individual's situation. The results of the tender offer were reported to the SEC in September 2005. There were 75,050 shares tendered and accepted prior to the expiration of the tender offer, or 13.9% of the Preferred B stock, at a cost of $225,150.

During the tender offer, two Directors tendered all of their shares of Preferred B stock. After the tender offer, a Director sold the majority of his Preferred B shares for a note due in 2006; retaining 8,000 Preferred B shares. Also after the tender offer, a Director, who had tendered one third of his shares, sold the balance of his Preferred B shares for notes payable during 2006 and 2007. These subsequent purchases at $3 per share by C.S. Finance L.L.C. totaled another 33,418 Preferred B shares, of which 29,365 Preferred B shares were purchased from the two Directors. To date, the number of Preferred B shares collectively owned by Gerald L. Jensen, C.S. Finance L.L.C., and Jensen Development Company total 361,659, or 66.9% of the Preferred B shares. The holders of approximately 94,394 Preferred B shares were unable to be located during the tender offer.

5.STOCKHOLDERS' EQUITY

During 2001, the Board determined that the cash of the Company, which had been building during a period of high oil prices, should be formally allocated between the common stock and the Preferred B stock. The Board decided to allocate $250,000 cash to the common stock and the balance of cash remaining with the Preferred B stock. The Board then determined that future oil and gas cash flow from the Preferred B assets would be accumulated for Preferred B shareholders. The Company established separate investment accounts for the Preferred B and common stock investments.

During the year ended December 31, 2005, the Company purchased 1,500 shares of its common stock for $2,362 and the shares were cancelled. In December 2005, the Company purchased on the Over-The-Counter-Bulletin-Board ("OTCBB") 16,156 shares of its common stock for $24,643 which was included in Treasury stock at December 31, 2005. The Company has not repurchased any additional shares of its common stock since December 2005.

The Company has no outstanding stock options, warrants or rights as of December 31, 2004 or 2005.

The Class A Preferred stock was authorized for possible future capitalization and funding purposes of the Company and has not yet been designated as voting or non-voting. Presently, there are no plans or intentions to issue these shares.

In 1996, the Company created a class of Preferred B stock to which the perpetual mineral interests and other oil and gas assets were pledged. Thus, the Preferred B stock represents the current oil and gas assets of the Company, along with all Preferred B checking and savings accounts and receivables owed to these accounts. The common stock represents the 2004 Yorktown Re-entry Program and all of the oil and natural gas assets in Dewitt County, Texas, along with all common stock checking and savings accounts and receivables owed to these accounts. Each common shareholder received an equal number of Preferred B shares, one for one, at the time of this restructuring of the capital of the Company. The Class B Preferred stock has no par value and limited voting privileges. The Class B Preferred stockholders are entitled exclusively to all dividends, distributions, and other income, which are based directly or indirectly on the Preferred B oil and natural gas assets. In addition, in the event of liquidation, distribution or sale of the Company, the Class B Preferred stockholders have an exclusive preference to the net asset value of the natural gas and oil assets over all other classes of common and preferred stockholders.

CROFF ENTERPRISES, INC.

NOTES TO FINANCIAL STATEMENTS
For the years ended December 31, 2003, 2004 and 2005

6. INCOME TAXES

The provisions for income taxes from operations consist of the following:
	2003	2004	2005

Federal tax expense	$10,000	$8,877	$72,474
State tax expense	$--	$--	$10,004

	$10,000	$8,877	$82,478

A reconciliation of the Company's effective income tax rate and the United States statutory rate is as follows:
	2003	2004	2005

United States statutory rate	34.00%	34.00%	34.00%
State income taxes, net of Federal income tax benefit	2.55	2.55	2.55
Reduction by valuation allowance (used NOL)	(2.55)	(2.55)	--
Book to tax differences	(24.94)	(28.12)	(14.40)
	9.06%	5.88%	22.15%

At December 31, 2005, the Company had capital loss carry-forwards of approximately $31,000.

7. BASIC AND DILUTED INCOME (LOSS) PER COMMON SHARE

Basic income (loss) per common share information is based on the weighted average number of shares of common stock outstanding during each year, approximately 566,090, 568,401 and 568,027 shares in 2003, 2004 and 2005 respectively.

8. MAJOR CUSTOMERS

Customers which accounted for over 10% of oil and natural gas revenues were as follows for the years ended December 31, 2003, 2004 and 2005:

	2003	2004	2005

Jenex Petroleum Corp., a related party	23%	18.1%	25.8%
Merit Energy	*	14.4%	20.1%
Sunoco, Inc.	*	11.9%	12.4%
* less than 10%

Management believes that the loss of any individual purchaser would not have a long-term material adverse impact on the financial position or results of operations of the Company.

CROFF ENTERPRISES, INC.

SUPPLEMENTAL INFORMATION - DISCLOSURES
ABOUT OIL AND GAS PRODUCING ACTIVITIES - UNAUDITED

In November, 1982, the Financial Accounting Standards Board issued and the SEC adopted Statement of Financial Accounting Standards No. 69 (SFAS 69) "Disclosures about Oil and Gas Producing Activities". SFAS 69 requires that certain disclosures be made as supplementary information by oil and gas producers whose financial statements are filed with the SEC. The Company bases these disclosures upon estimates of proved reserves and related valuations. Independent petroleum engineering firms compiled oil and gas reserve and future revenues as of December 31, 2003, 2004 and 2005 for the Company's most significant wells, and consolidated estimates for the balance of the wells.

The standardized measure of discounted future net cash flows relating to proved reserves as computed under SFAS 69 guidelines may not necessarily represent the fair value of the Company's oil and gas properties in the market place. Other factors, such as changing prices and costs and the likelihood of future recoveries differing from current estimates, may have significant effects upon the amount of recoverable reserves and their present value.

The standardized measure does not include any "probable" and "possible" reserves, which may exist and may become available through additional drilling activity.

The standardized measure of discounted future net cash flows is developed as follows:

  1. Estimates are made of quantities of proved reserves and the future periods during which they are expected to be produced based on year-end economic conditions.
  2. The estimated future production of proved reserves is priced on the basis of year-end prices except that future prices of gas are increased for fixed and determinable escalation provisions in contracts (if any).
  3. The resulting future gross revenue streams are reduced by estimated future costs to develop and produce the proved reserves, based on year-end cost and timing estimates.
  4. A provision is made for income taxes based upon year-end statutory rates. Consideration is made for the tax basis of the property and permanent differences and tax credits relating to proved reserves. The tax computation is based upon future net cash inflow of oil and gas production and does not contemplate a tax effect for interest income and expense or general and administrative costs.

  5. The resulting future net revenue streams are reduced to present value amounts by applying a 10% discount factor.

  CROFF ENTERPRISES, INC.

  SUPPLEMENTAL INFORMATION - DISCLOSURES
  ABOUT OIL AND GAS PRODUCING ACTIVITIES UNAUDITED

  Changes in the standardized measure of discounted future net cash flows are calculated as follows:

  1. Acquisition of proved reserves is based upon the standardized measure at the acquisition date before giving effect to related income taxes.
  2. Sales and transfers of oil and gas produced, net of production costs, are based upon actual sales of products, less associated lifting costs during the period.
  3. Net changes in price and production costs are based upon changes in prices at the beginning and end of the period and beginning quantities.
  4. Extensions and discoveries are calculated based upon the standardized measure before giving effect to income taxes.
  5. Purchase of reserves are calculations based on increases from the Company's acquisition activities.
  6. Revisions of previous quantity estimates are based upon quantity changes and end of period prices.
  7. The accretion of discount represents the anticipated amortization of the beginning of the period discounted future net cash flows.
  8. Net change in income taxes primarily represents the tax effect related to all other changes described above and tax rate changes during the period.
  All of the Company's oil and gas producing activities are in the United States.

OIL AND GAS PRICES

During the year ended December 31, 2005, crude oil and natural gas prices remained highly volatile. The average sale price of oil per barrel in 2005 for the Company was $51.02, compared to $38.81 in 2004. The average sale price of natural gas per Mcf in 2005 for the Company was $5.93 per Mcf, compared to $4.87 per Mcf in 2004. The ultimate amount and duration of oil and gas price fluctuations and their effect on the recoverability of the carrying value of oil and gas properties and future operations is not determinable by management at this time.

CROFF ENTERPRISES, INC.

SUPPLEMENTAL INFORMATION - DISCLOSURES
ABOUT OIL AND GAS PRODUCING ACTIVITIES – UNAUDITED

RESULTS OF OPERATIONS FOR PRODUCING ACTIVITIES

The results of operations for oil and gas producing activities, excluding capital expenditures, impairment charges, corporate overhead and interest expense, are as follows for the years ended December 31, 2003, 2004 and 2005:

	2003	2004	2005
Revenues:
Oil and natural gas sales	$437,586	$615,731	$934,525
Loss on natural gas "put" contracts	(45,022)	(7,599)	--

	$392,564	$608,132	$934,525

Lease operating costs	100,563	148,844	257,813
Production taxes	30,230	43,343	66,954
Depletion, depreciation and accretion	35,000	42,000	55,187
Income tax expense	10,000	8,877	82,478

	$175,793	$243,064	$462,432

Results of operations from producing activities (excluding capital expenditures, impairment charges corporate overhead, and interest expense)	$216,771	$365,068	$472,093

CROFF ENTERPRISES, INC.

SUPPLEMENTAL INFORMATION - DISCLOSURES
ABOUT OIL AND GAS PRODUCING ACTIVITIES – UNAUDITED

	2003	2004	2005
Future cash inflows	$4,655,000	$4,829,000	$7,618,000
Future production and development costs	(2,134,000)	(2,259,000)	(2,790,000)

	2,521,000	2,570,000	4,828,000
Future income tax expense	(444,000)	(450,000)	(966,000)

Future undiscounted net cash flows	2,077,000	2,120,000	3,862,000
10% annual discount for estimated timing of cash flows	(820,000)	(477,000)	(1,023,000)

Standardized measure of discounted future net cash flows	$1,257,000	$1,643,000	$2,839,000

The following are the principal sources of change in the standardized measure of discounted future net cash flows:

Beginning balance	$1,019,000	$1,257,000	$1,643,000

Evaluation of proved undeveloped reserves, net of future production and development costs	(9,000)	--	--
Purchase of proved reserves	450,000	7,000	43,000
Sales and transfer of oil and gas produced, net of production costs	(307,000)	(405,000)	(607,000)
Net increase (decrease) in prices and costs	385,000	1,022,000	2,207,000
Extensions and discoveries	--	--	60,000
Revisions of previous quantity estimates	58,000	(106,000)	522,500
Accretion of discount	(169,000)	(55,000)	(649,500)
Net change in income taxes	(170,000)	(77,000)	(380,000)
Other	--	--	--

Ending balance	$1,257,000	$1,643,000	$2,839,000

CROFF ENTERPRISES, INC.

SUPPLEMENTAL INFORMATION - DISCLOSURES
ABOUT OIL AND GAS PRODUCING ACTIVITIES – UNAUDITED

PROVED OIL AND GAS RESERVE QUANTITIES

(All within the United States)

	Oil Reserves (Bbls)	Gas Reserves (mcf)

Balance at December 31, 2002	63,331	457,520

Revisions of previous estimates	(5,601)	35,359
Extensions, discoveries and other additions	34,036	91,496
Production	(7,656)	(52,998)

Balance at December 31, 2003	84,110	531,377

Revisions of previous estimates	4,119	(66,834)
Extensions, discoveries and other additions	250	2,500
Production	(8,011)	(59,959)

Balance at December 31, 2004	80,468	407,084

Revisions of previous estimates	5,434	32,837
Extensions, discoveries and other additions	(576)	5,293
Production	(7,630)	(59,403)

Balance at December 31, 2005	77,696	385,811

Proved developed reserves
December 31, 2003	75,904	477,267
December 31, 2004	72,262	352,974
December 31, 2005	77,696	385,811

Costs incurred in oil and gas producing activities for the years ended December 31, 2003, 2004, and 2005 are as follows:

	2003	2004	2005

Property acquisition, exploration and development costs capitalized	$247,708	$311,054	$92,228
Impairment of property	--	--	52,638
Production costs	130,793	192,187	272,129
Depletion, depreciation, and accretion	35,000	42,000	55,187

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Taiyuan Rongan Business Trading Limited Company

We have audited the accompanying consolidated balance sheet of Taiyuan Rongan Business Trading Limited Company and subsidiaries as of December 31, 2005 and the related consolidated statements of income, stockholders' equity, and cash flows for the years ended December 31, 2005 and 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Taiyuan Rongan Business Trading Limited Company and subsidiaries as of December 31, 2005, and the results of its consolidated operations and its cash flows for the years ended December 31, 2005 and 2004 in conformity with accounting principles generally accepted in the United States of America.

KABANI & COMPANY, INC.

CERTIFIED PUBLIC ACCOUNTANTS

Los Angeles, California

October 20, 2006

TAIYUAN RONGAN BUSINESS TRADING LIMITED COMPANY
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2005

ASSETS

CURRENT ASSETS
Cash & cash equivalents	$2,785,558
Other receivable, net	16,591
Advances to suppliers	32,260
Loan to employees, net	576,871
Loan to related parties, net	636,546
Loan to others, net	5,223,981
Prepaid expenses	87,908
Total current assets	9,359,715

PROPERTY AND EQUIPMENT, NET	43,178,610

CONSTRUCTION IN PROGRESS	24,783

LONG TERM INVESTMENT	5,383

INTANGIBLE ASSETS, NET	9,681,120
TOTAL ASSETS	$62,249,610

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$5,993,738
Tax payable	4,390,621
Customer deposit	1,557,337
Other payable	1,687,695
Accrued expenses	577,495
Loan from bank	2,396,230
Loan from employee	2,745,148
Loan from others	2,474,507
Loan from related parties	1,226,405
Deferred income - current	7,127,327
Total current liabilities	30,176,502

DEFERRED INCOME - NON CURRENT	18,069,750
Total liabilities	48,246,253

STOCKHOLDERS' EQUITY
Stockholders' capital	2,080,979
Minority interest	3,230,641
Retained earnings	8,399,025
Translation gain	292,712
Total stockholders' equity	14,003,357
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$62,249,610

The accompanying notes are an integral part of these consolidated financial statements.

TAIYUAN RONGAN BUSINESS TRADING LIMITED COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND DECEMBER 31, 2004

	December 31,	December 31,
	2005	2004

RENTAL REVENUE	$7,943,921	$7,236,578

OTHER REVENUE	5,204,950	4,582,523

Total net revenue	13,148,871	11,819,101

OPERATING EXPENSES (INCOME)
General and administrative expenses	7,098,416	2,547,258
Financial expenses (income)	(650,351)	3,534,764

Total operating expenses	6,448,065	6,082,022

INCOME FROM OPERATIONS	6,700,806	5,737,079

NON-OPERATING INCOME (EXPENSES)
Interest income	295,532	456,639
Other expenses	(185,056)	(657,933)
Interest expense	(697,173)	(1,283,132)

Total non-operating expenses	(586,696)	(1,484,426)

NET INCOME BEFORE INCOME TAXES AND MINORITY INTERESTS	6,114,109	4,252,653

PROVISION FOR INCOME TAXES	(1,824,482)	(1,283,132)

INCOME BEFORE MINORITY INTERESTS	4,289,627	2,969,521

MINORITY INTEREST	(1,025,221)	-

NET INCOME	3,264,406	2,969,521

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	292,712	-

COMPREHENSIVE INCOME	$3,557,118	$2,969,521

The accompanying notes are an integral part of these consolidated financial statements.

TAIYUAN RONGAN BUSINESS TRADING LIMITED COMPANY
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	Common Stock
							Total
	Number of		Additional	Translation	Minority Interest	Retained	stockholders'
	shares	Amount	Paid in Capital	Gain		Earnings	equity

Balance at December 31, 2002	-	$-	$-	$-	$-	$1,237,056	$1,237,056

Additional Paid in Capital	-	-	1,210,000	-	-	-	1,210,000

Net income for the year ended December 31, 2003	-	-	-	-	-	2,540,623	2,540,623

Balance at December 31, 2003	-	-	1,210,000	-	-	3,777,679	4,987,679

Additional Paid in Capital	-	-	1,270,500	-	-	-	1,270,500

Net income for the year ended December 31, 2004	-	-	-	-	-	2,969,521	2,969,521
Balance at December 31, 2004	-	-	2,480,500	-	-	6,747,200	9,227,700

Additional Paid in Capital	-	-	193,318	-	-	-	193,318

Net income for the year ended December 31, 2005	-	-	-	-	-	4,289,627	4,289,627

Translation Gain	-	-	-	292,712	-	-	292,712

Reclassification and adjustments to minority interest	-	-	(592,840)	-	3,230,641	(2,637,802)	-

Balance at December 31, 2005	-	$-	$2,080,979	$292,712	$3,230,641	$8,399,025	$14,003,357

The accompanying notes are an integral part of these consolidated financial statements.

TAIYUAN RONGAN BUSINESS TRADING LIMITED COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$3,264,406	$2,969,521
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	1,243,739	770,973
Minority interest	1,025,221	-
Bad debt expense (income)	(622,933)	3,534,764
Decrease in current assets:
Other receivable	(138,721)	(12,218)
Advances to suppliers	(31,774)	-
Prepaid expenses	(86,583)	-
Long term investment	(5,302)	-
Interest receivable on loans	819,500	(456,639)

Increase (decrease) in liabilities:
Accounts payable	142,458	4,743,754
Tax payable	1,916,861
Deposit from customer	571,845	1,305,737
Accrued Expenses	(365,983)	688,435
Deferred income	(6,173,606)	(6,435,161)
Net cash provided by operating activities	1,559,129	7,109,166

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	(24,409)	(11,433,121)
Proceeds from disposal of fixed assets	3,906,521	-
Acquisition of intangible assets	-	(239,580)
Loans receivable from others	(2,179,394)	(1,587,841)
Loans receivable from related parties	(1,459,489)	(1,581,184)
Payments to (proceeds from) loans receivable from employees	(364,566)	1,123,783

Net cash used in investing activities	(121,337)	(13,717,943)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loans from bank	1,993,988	-
Proceeds from loans from others	865,369	439,133
Proceeds from (payments to) loans from employees	(543,439)	2,003,346
Proceeds from (payments to) related parties	(2,185,452)	2,995,875
Capital contribution	195,274	1,270,500

Net cash provided by financing activities	325,738	6,708,854

EFFECT OF EXCHANGE RATE CHANGE ON CASH AND CASH EQUIVALENTS	46,739	-
NET INCREASE IN CASH & CASH EQUIVALENTS	1,810,269	100,077
CASH & CASH EQUIVALENTS, BEGINNING BALANCE	975,289	875,212
CASH & CASH EQUIVALENTS, ENDING BALANCE	$2,785,558	$975,289

The accompanying notes are an integral part of these consolidated financial statements.

TAIYUAN RONGAN BUSINESS TRADING LIMITED COMPANY
NOTES TO FINANCIAL STATEMENTS

1.       ORGANIZATION AND DESCRIPTION OF BUSINESS

Taiyuan Rongan Business Trading Limited Company (“TRBT” or “the Company”) is engaged in the business of leasing the units of shopping malls to commercial tenants for retail, wholesale and distribution of clothes, shoes, cosmetics, beddings, etc.

Yudu Minpin Shopping Mall (“Yudu”), Taiyuan Clothing City, also known as Xicheng Shopping Mall (“Xicheng”), Jingpin Clothing City (“Jingpin”), Longma Shopping Mall (“Longma”), and Xindongcheng Clothing Distribution Mall (“Xindongcheng”) were owned by Taiyuan Clothing City Group (TCCG) (Predecessor Company) prior to May, 2003. During the year 2003, these five shopping malls were acquired by individuals and incorporated as five separate business entities. In January, 2005, Taiyuan Clothing City Group (TCCG) reacquired 51% ownership for each of five shopping malls from the individual shareholders and increased its ownership to 76.1% .

In December 2005, TRBT related to Taiyuan Clothing City Group (TCCG) through common ownership was incorporated. In December 2005, TRBT acquired all the shares owned by TCCG for five shopping malls. All five shopping malls are located in the city of Taiyuan, Shanxi Province, China.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents include cash on hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Property and equipment

Machinery and Equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of auto is provided using the straight-line method over 7 years. Depreciation of equipment is provided using the straight-line method for substantially all assets with estimated lives of 5 years for furniture, office equipment and machinery. Depreciation of building is provided using the straight-line method over 40 years. At December 31, 2005, the following were the details of the property and equipment:

Auto	$543,303
Furniture	297,647
Machinery & equipment	3,799,349
Building	42,531,346

47,171,645
Less: Accumulated depreciation	(3,993,035)

Net	$43,178,610

TAIYUAN RONGAN BUSINESS TRADING LIMITED COMPANY
NOTES TO FINANCIAL STATEMENTS

Long-lived assets

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business." The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of December 31, 2005, there were no significant impairments of its long-lived assets.

Fair value of financial instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Revenue recognition and deferred income

The Company's revenue recognition policies are in compliance with SAFS 13 and Staff accounting bulletin (SAB) 104. The Company has two major sources of revenue, rental income and management income. Rental income for entire lease period is collected in advance, allocated over the lease term and classified as current deferred income and non-current deferred income. In addition to rental income, the Company collects fixed amount of management fee from its tenants based on the size of the leasing unit. The management income collected in advance is deferred and recorded as income in the period earned. As of December 31, 2005, current deferred income and non current deferred income were 7,127,327 and 19,757,445, respectively.

Stock-based compensation

In October 1995, the FASB issued SFAS No. 123, “Accounting for Stock-Based Compensation”. SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, “Accounting for stock issued to employees” (APB 25) and related interpretations with pro forma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company uses the intrinsic value method prescribed by APB 25 and has opted for the disclosure provisions of SFAS No.123.

TAIYUAN RONGAN BUSINESS TRADING LIMITED COMPANY
NOTES TO FINANCIAL STATEMENTS

Income taxes

The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Local PRC income tax

The Company is subject to People’s Republic of China (“PRC”) Enterprise Income Tax at a rate of 33% on the net income. For the years ended December 31, 2005 and 2004, income tax expenses for the Company were $1,863,352 and $1,283,132, respectively.

Segment reporting

The Company consists of one reportable business segment. All revenue is from customers in People's Republic of China. All of the Company's assets are located in People's Republic of China.

Foreign currency transactions and comprehensive income (loss)

Assets and liabilities in foreign currency are recorded at the balance sheet date at the rate prevailing on that date. Items entered on the income statement are recorded at the average exchange rate. Gains or losses on foreign currency transactions are reflected on the income statement. Gains or losses on financial statement translation from foreign currency are recorded as separate components in the equity section of the balance sheet, under comprehensive income. The functional currency of the Company is the Chinese Renminbi. At December 31, 2005, such gain and losses was $294,494.

Recent pronouncements

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections." This statement applies to all voluntary changes in accounting principle and requires retrospective application to prior periods' financial statements of changes in accounting principle, unless this would be impracticable. This statement also makes a distinction between "retrospective application" of an accounting principle and the "restatement" of financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

In February 2006, FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments”. SFAS No. 155 amends SFAS No 133, “Accounting for Derivative Instruments and Hedging Activities”, and SFAF No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”. SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than

TAIYUAN RONGAN BUSINESS TRADING LIMITED COMPANY
NOTES TO FINANCIAL STATEMENTS

another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company’s first fiscal year that begins after September 15, 2006.

In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in the Company's first quarter of fiscal 2006.

In June 2005, the EITF reached consensus on Issue No. 05-6, determining the Amortization Period for Leasehold Improvements ("EITF 05-6.") EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance in EITF 05-6 will be applied prospectively and is effective for periods beginning after June 29, 2005. EITF 05-6 is not expected to have a material effect on its consolidated financial position or results of operations.

In March 2006 FASB issued SFAS 156 ‘Accounting for Servicing of Financial Assets’ this Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:

1.	Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract.

2.	Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.

3.	Permits an entity to choose ‘Amortization method’ or ‘Fair value measurement method’ for each class of separately recognized servicing assets and servicing liabilities.

4.	At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available- for-sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

3. PRINCIPLES OF CONSOLIDATION

TRBT was incorporated in December 2005, therefore had no operations in 2004 and 2003. The accompanying consolidated financial statements include the accounts of TRBT and five subsidiaries (Yudu, Xicheng, Jingpin, Longma and Xidongcheng), which are predecessor companies during the year 2003 and 2004. All significant inter-company accounts and transactions have been eliminated in consolidation.

4. LOAN RECEIVABLES

The Company loaned money to its employees, related parties and others. As of December 31, 2005, net loan to employees amounting $225,097, of which all are current. These loans are unsecured, payable upon demand without interest. As of December 31, 2005, net loan to related parties amounting $6,140,831, of

TAIYUAN RONGAN BUSINESS TRADING LIMITED COMPANY
NOTES TO FINANCIAL STATEMENTS

which all are current. These loans are unsecured, maturing at various dates with interest rates ranging from 6.375% to 6.57% . As of December 31, 2005, net loans to others - unrelated amounting $5,223,981, of which all are current. These loans are unsecured, maturing at various dates with interest rates ranging from 6.375% to 6.57% .

The Company maintains reserves for potential losses on loans receivable. Management reviews the composition of these loans, changes in borrowers’ payment patterns, and past due loans to evaluate the adequacy of these reserves. Reserves are recorded primarily on a specific identification basis. As of December 31, 2005, the allowance for uncollectible loans amounted $2,987,399.

Interest receivable

As of December 31, 2005, the Company had interest receivable from related party and others, amounted $2,123 and $280,911, respectively. The interest receivable is included in Loan receivable.

5.       INTANGIBLE ASSETS

The Company’s all five subsidiaries are located in Taiyuan City, Shanxi Province, People’s Republic of China. At November, 2005, the five subsidiaries acquired the right to use the land from Haozhuang village government. Per the People's Republic of China's governmental regulations, the Government owns all land. The Company has recognized the amounts paid for the acquisition of rights to use land as intangible asset and amortizing over a period of forty years.

Net intangible assets at December 31, 2005 were as follows:

Rights to use land	$9,781,398
Less Accumulated amortization	(100,278)
------------------
$9,681,120
==================

Amortization expense for the Company's intangible assets for the year ended December 31, 2005 was $65,583.

Amortization expense for the Company's intangible assets over the next five fiscal years is estimated to be: 2006-$244,535, 2007-$244,535, 2008-$244,535, 2009-$244,535 and 2010-$244,535.

6. ACCOUNTS PAYABLE

The Company’s accounts payable consist primarily of amounts payable for the construction of shopping mall. As of December 31, 2005, accounts payable amounted $5,993,738.

7. OTHER PAYABLE

As of December 31, 2005, the Company received $1,557,337 from individuals and companies for constructing a new shopping mall. However, the proposal of the new construction has not been approved by local authority; the project has been on hold for further decision of the management.

8. ACCRUED EXPENSES

As of December 31, 2005, the Company had accrued expenses of $496,668, comprised of payroll, welfare payable amounting $75,875, and miscellaneous accruals amounting $420,793.

TAIYUAN RONGAN BUSINESS TRADING LIMITED COMPANY NOTES TO FINANCIAL STATEMENTS

9. LOAN PAYABLE

The Company borrowed money from bank, employees, related parties and others. As of December 31, 2005, the Company had loan payable to bank amounting $2,396,230. The Company had loan from employees amounting $4,780,721, loan from others amounting $117,160, and loan from related parties amounting $6,653,797.

10.       SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

The Company paid $86,672 and $83,432 for interest for the years ended December 31, 2005 and December 31, 2004, respectively. The Company paid $34,414 and $0 for income tax for the years ended December 31, 2005 and December 31, 2004, respectively.

TAIYUAN RONGAN BUSINESS TRADING LIMITED COMPANY
CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2006
(Unaudited)

ASSETS

CURRENT ASSETS
Cash & cash equivalents	$1,726,817
Advances to suppliers	2,281,271
Loan to employees, net	156,790
Loan to others, net	6,219,702
Prepaid expenses	219,968
Total current assets	10,604,547

PROPERTY AND EQUIPMENT, NET	43,194,502

CONSTRUCTION IN PROGRESS	15,804,359

LONG TERM INVESTMENT	5,495

INTANGIBLE ASSETS, NET	9,696,008

TOTAL ASSETS	$79,304,910

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$773,171
Tax payable	2,297,836
Customer deposit	732,522
Accrued expenses	554,192
Loan from bank	1,707,750
Loan from employees, net	262,280
Loan from others, net	273,854
Loan from related parties, net	2,044,652
Deferred income - current	12,092,521
Total current liabilities	20,738,777
LONG TERM PAYABLE	16,840,780
DEFERRED INCOME - NON CURRENT	22,896,756
Total non-current liabilities	39,737,536

TOTAL LIABILITIES	60,476,313

MINORITY INTEREST	4,300,298

STOCKHOLDERS' EQUITY
Stockholders' capital	2,080,979
Retained earning	11,804,920
Translation gain	642,401

Total stockholders' equity	14,528,300

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$79,304,910

The accompanying notes are an integral part of these unaudited consolidated financial statements

TAIYUAN RONGAN BUSINESS TRADING LIMITED COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 2006 AND 2005
(Unaudited)

	SEPTEMBER 30,
	2006	2005
Rental Revenue	$7,074,375	$
Other Revenue	5,888,125
TOTAL REVENUE	12,962,500		6,301,611

OPERATING EXPENSES
General and administrative expenses	6,111,152		4,127,689
Financial expenses	137,194		171,181

Total operating expenses	6,248,346		4,298,870

INCOME FROM OPERATIONS	6,714,154		2,002,741

NON-OPERATING INCOME (EXPENSES)
Interest income	3,192		-
Other expenses	(18,325)		(9,902)
Interest expense	(19,094)		-

Total non-operating expenses	(34,227)		(9,902)

NET INCOME BEFORE INCOME TAXES AND MINORITY INTERESTS	6,679,927		1,992,839

PROVISION FOR INCOME TAXES	(2,204,376)		(720,966)

INCOME BEFORE MINORITY INTERESTS	4,475,551		1,271,873

MINORITY INTEREST	(1,069,657)		-

NET INCOME	3,405,894		1,271,873

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	349,689		220,264

COMPREHENSIVE INCOME	$3,755,584		$1,492,137

The accompanying notes are an integral part of these unaudited consolidated financial statements

TAIYUAN RONGAN BUSINESS TRADING LIMITED COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 2006 AND 2005
(Unaudited)

	SEPTEMBER
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$3,405,894	$1,271,873
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:

Depreciation and amortization	1,133,955	669,554
Bad debt expense	2,325,816	474,399
Minority interest	1,069,657	-

Decrease in current assets:
Other receivable	(226,751)	(225,883)
Advances to suppliers	(12,786)	(31,970)
Prepaid expenses	(132,884)	(20,933)

Increase (decrease) in liabilities:
Accounts payable	(7,217,138)	(745,751)
Tax payable	(2,183,816)	721,952
Deposit from customer	(957,061)	26,381
Accrued expenses	(7,917)	(79,239)
Deferred income	7,552,132	(2,265,912)

Net cash provided by (used in) operating activities	4,749,102	(205,529)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase (proceeds from disposal) of fixed assets, net	(15,650,446)	4,021,201
Acquisition of intangible assets	-	(14,487)
Loans receivable from others	(3,090,666)	(2,364,768)
Loans receivable from related parties	(7,703,204)	(1,848,602)
Payments to (proceeds from) loans receivable from employees	390,082	(122,588)

Net cash used in investing activities	(26,054,234)	(329,244)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments to loan from bank	(729,166)	(3,986,248)
Proceeds from loans from others	14,403,947	2,061,245
Proceeds from (payments to) loans from employees	(2,508,052)	925,598
Proceeds from related parties	9,123,690	1,654,242

Net cash provided by financing activities	20,290,420	654,837

EFFECT OF EXCHANGE RATE CHANGE ON CASH AND CASH
EQUIVALENTS	(44,029)	23,031

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS	(1,058,741)	143,095

CASH & CASH EQUIVALENTS, BEGINNING BALANCE	2,785,558	975,289

CASH & CASH EQUIVALENTS, ENDING BALANCE	$1,726,817	$1,118,384

The accompanying notes are an integral part of these unaudited consolidated financial statements

Croff Enterprises Inc.
Pro forma Financial Statements
For the Nine Months Ended September 30, 2006, and years ending December 31, 2005 and 2004

        The following unaudited pro forma condensed, consolidated statements of operations for the nine month period ended September 30, 2006, and the unaudited pro forma condensed consolidated balance sheet as of September 30, 2006, are based on the historical consolidated financial statements of the Company, and the historical consolidated financial statements of Taiyaun Rongan Business Trading Company Limited, (“TRBT”), as if they had occurred on September 30, 2006. The pro-forma condensed consolidated statements of operations are based as if they had occurred on September 30, 2006, December 31, 2005, and December 31, 2004, respectively. In the opinion of management, the interim financial statements reflect all adjustments (consisting of normal recurring adjustments) necessary to fairly present the information for such periods.

        The Company is acquiring the assets of Taiyaun Rongan Business Trading Limited Company and as part of the merger is exchanging and selling its oil & gas properties and operating business to its majority Preferred B Shareholder in exchange for canceling all of the Preferred B Shares and $600,000 in cash. The unaudited pro-forma combined financial statements do not purport to be indicative of the results that would actually have been obtained if the combinations had been in effect on the dates indicated, or that may be obtained in the future.

        The unaudited pro forma condensed consolidated financial information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the historical consolidated financial statements and notes and the historical consolidated financial statements, and the associated notes included elsewhere herein. The unaudited pro-forma condensed consolidated financial information is being furnished solely for informational purposes, and is not intended to represent or be indicative of the consolidated results of operations that would have reported had these transactions been completed for the periods presented, nor is it necessarily indicative of future results.

Croff Enterprises, Inc.
Pro Forma Balance Sheet
September 30, 2006

			Taiyuan
			Rongan
			Business
			Trading			Pro Forma
		As Reported	Limited CO	Combined		Adjustments	Pro Forma
	Assets
Current Assets
Cash & cash equivalents		$1,018,560	$1,726,817	$ 2,745,377	a	(468,560)	$2,276,817
Accounts receivables		131,855	-	131,855	a	(131,855)	-
Advances to suppliers		-	2,281,270	2,281,270			2,281,270
Loan to employees, net		-	156,790	156,790			156,790
Loan to others, net		-	6,219,702	6,219,702			6,219,702
Prepaid expenses		-	219,968	219,968			219,968
Total Current Assets		1,150,415	10,604,547	11,754,962			11,154,547

Property and Equipment
Oil and natural gas properties, net		722,670	-	722,670	a	(722,670)	-
Shopping center properties, net		-	43,194,502	43,194,502			43,194,502
Net property and equipment		722,670	43,194,502	43,917,172			43,194,502

Other Assets
Construction in process		-	15,804,359	15,804,359			15,804,359
Long-term investments		-	5,495	5,495			5,495
Intangible assets, net		-	9,696,008	9,696,008			9,696,008
Total Other Assets		-	25,505,862	25,505,862			25,505,862

Total Assets		$1,873,085	$79,304,911	$ 81,177,996			$79,854,911

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable - trade		$87,886	$773,171	861,057	a	(87,886)	773,171
Accrued expenses		93,375	554,192	647,567	a	(93,375)	554,192
Accrued income taxes payable		-	2,297,836	2,297,836	a	40,000	2,337,836
Customer deposit		-	732,522	732,522			732,522
Bank loans		-	1,707,750	1,707,750			1,707,750
Loans from others, net		-	273,854	273,854			273,854
Loans from employees, net		-	262,280	262,280			262,280
Loans from related parties, net		-	2,044,652	2,044,652			2,044,652
Current portion of ARO liability		23,000	-	23,000	a	(23,000)	-
Current portion of deferred income		-	12,092,520	12,092,520			12,092,520
Total current liabilities		204,261	20,738,777	20,943,038			20,778,777

Long-term Debt
Deferred income		-	22,896,756	22,896,756			22,896,756
ARO Liability		63,228	-	63,228	a	(63,228)	-
Long-term debt		-	16,840,780	16,840,780			16,840,780
Total long-term debt		63,228	39,737,536	39,800,764			39,737,536

Minority Interest Liability		-	4,300,298	4,300,298	d	2,905,660	7,205,958

Stockholders' Equity
Preferred stock "B"		1,296,682	-	1,296,682	a	(1,296,682)	-
Common stock		62,064	-	62,064	b	1,114,415	1,176,479
Paid-in capital		155,715	2,080,979	2,236,694	c	198,929	2,435,623
Treasury stock		(107,794)	-	(107,794)		-	(107,794)
Translation gain		-	642,401	642,401			642,401
Retained earnings		198,929	11,804,920	12,003,849	a,b,c,d	(4,017,918)	7,985,931
Total stockholders' equity		1,605,596	14,528,300	16,133,896			12,132,640

Total Liabilities and Stockholders' Equity		$1,873,085	$79,304,911	$ 81,177,996			$79,854,911

Croff Enterprises Inc

Notes to Unaudited Pro Forma Combined Information

September 30, 2006

The unaudited pro forma combined financial information gives effect to the following:

The unaudited pro forma combined financial information reflects the following adjustments:

(a)

The sale of the oil & gas properties for the cancellation of the preferred stock, including the payment of all related debt, collection of accounts receivables, and accrual of sale related income taxes.

(b)	To increase common stock for the $.10 par value of additional issued common stock of 11,144,150 shares as part of the merger.
(c)	To eliminate Croff Enterprises Inc. retained earnings.
(d)

To adjust for the additional minority interest after the merger. TRBT owns a seventy six percent (76%) ownership interest in the six shopping malls included in the assets being merged. Croff is acquiring eighty percent (80%) of the stock of TRBT. This adjustment changes the minority interest after merger to the actual.

Croff Enterprises, Inc.
Pro Forma Statements of Income
For the year ended December 31, 2005

		Taiyuan
		Rongan
		Business
		Trading			Pro Forma
	As Reported	Limited CO	Combined		Adjustments	Pro Forma
Revenues
Oil & natural gas revenue	$934,525	$-	$ 934,525	e	$ (934,525)	$-
Rental revenue	-	7,943,921	7,943,921			7,943,921
Other revenue	7,330	5,204,950	5,212,280	e	(7,330)	5,204,950
Total Revenue	941,855	13,148,871	14,090,726			13,148,871

Operating Expenses
Lease operating expenses	272,129	-	272,129	e	(272,129)	-
Proposed drilling program	52,638	-	52,638	e	(52,638)	-
General and administrative	165,212	5,789,094	5,954,306	e	(115,212)	5,839,094
Overhead expense, related party	50,554	-	50,554	e	(2,554)	48,000
Finacial expense	-	(27,418)	(27,418)			(27,418)
Bad Debt	-	(622,933)	(622,933)			(622,933)
Depreciation, depletion, amortization and accretion	55,187	1,309,322	1,364,509	e	(55,187)	1,309,322
Total Operating Expenses	595,720	6,448,065	7,043,785			6,546,065

Income from operations	346,135	6,700,806	7,046,941			6,602,806

Other income (expenses)
Interest expense	-	(697,173)	(697,173)			(697,173)
Interest income	12,057	295,532	307,589	e	(12,057)	295,532
Other expenses	-	(185,056)	(185,056)			(185,056)
Gain on sale of assets	14,173	-	14,173	e	(14,173)	-
Total Other Income (Expenses)	26,230	(586,697)	(560,467)			(586,697)

Net income before income taxes	372,365	6,114,109	6,486,474			6,016,109

Income tax expense - current	82,478	1,824,482	1,906,960	f	(115,798)	1,791,162
Income tax expense - deferred	-	-	-			-
Total income taxes	82,478	1,824,482	1,906,960			1,791,162

Minority interest	-	(1,025,221)	(1,025,221)	g	(653,303)	(1,678,524)

Net income	$289,887	$3,264,406	$ 3,554,293			$2,546,423

Other comprehensive income
Foreign currency translation adjustment	-	292,712	292,712			292,712

Comprehensive income	$289,887	$3,557,118	$ 3,847,005			$2,839,135

Net income applicable to preferred B shares	$316,304

Net income applicable to common shares	$(26,417)

Basis and diluted income per common share	$(0.05)					$0.21

Weighted average shares outstanding	551,224					12,049,642

Croff Enterprises Inc

Notes to Unaudited Pro Forma Combined Information

For the Year Ended December 31, 2005

The unaudited pro forma combined financial information gives effect to the following:

The unaudited pro forma combined financial information reflects the following adjustments:

(e)	To eliminate the oil & gas related revenue and expenses.
(f)	To adjust the income taxes to the excepted actual.
(g)

To adjust for the additional minority interest after the merger. TRBT owns a seventy six percent (76%) ownership interest in the six shopping malls included in the assets being merged. Croff is acquiring eighty percent (80%) of the stock of TRBT. This adjustment changes the minority interest after merger to the actual.

Croff Enterprises, Inc.
Pro Forma Statements of Income
For the year ended December 31, 2004

		Taiyuan
		Rongan
		Business
		Trading			Pro Forma
	As Reported	Limited CO	Combined		Adjustments	Pro Forma
Revenues
Oil & natural gas revenue	$615,731	$-	$ 615,731	h	$ (615,731)	$-
Rental revenue	-	7,236,578	7,236,578			7,236,578
Other revenue	6,196	4,582,523	4,588,719	h	(6,196)	4,582,523
Total Revenue	621,927	11,819,101	12,441,028			11,819,101

Operating Expenses
Lease operating expenses	192,187	-	192,187	h	(192,187)	-
Proposed drilling program	30,825	-	30,825	h	(30,825)	-
General and administrative	112,157	1,776,285	1,888,442	h	(52,000)	1,836,442
Overhead expense, related party	48,000	-	48,000			48,000
Finacial expense	-	-	-			-
Bad Debt	-	3,534,764	3,534,764			3,534,764
Depreciation, depletion, amortization and accretion	42,000	770,973	812,973	h	(42,000)	770,973
Total Operating Expenses	425,169	6,082,022	6,507,191			6,190,179

Income from operations	196,758	5,737,079	5,933,837			5,628,922

Other income (expenses)
Interest expense	-	(1,283,132)	(1,283,132)			(1,283,132)
Interest income	-	456,639	456,639			456,639
Other expenses	-	(657,933)	(657,933)			(657,933)
Gain (loss) on sale of assets	(45,765)	-	(45,765)	h	45,765	-
Total Other Income (Expenses)	(45,765)	(1,484,426)	(1,530,191)			(1,484,426)

Net income before income taxes	150,993	4,252,653	4,403,646			4,144,496

Income tax expense - current	8,877	1,283,132	1,292,009	i	(8,877)	1,283,132
Income tax expense - deferred	-	-	-			-
Total income taxes	8,877	1,283,132	1,292,009			1,283,132

Minority interest	-	-	-	j	-	-

Net income	$142,116	$2,969,521	$ 3,111,637			$2,861,364

Other comprehensive income
Foreign currency translation adjustment	-	-	-			-

Comprehensive income	$142,116	$2,969,521	$ 3,111,637			$2,861,364

Net income applicable to preferred B shares	$213,634

Net income applicable to common shares	$(71,518)

Basis and diluted income per common share	$(0.13)					$0.24

Weighted average shares outstanding	551,224					12,049,642

Croff Enterprises Inc

Notes to Unaudited Pro Forma Combined Information

For the Year Ended December 31, 2004

The unaudited pro forma combined financial information gives effect to the following:

The unaudited pro forma combined financial information reflects the following adjustments:

(h)	To eliminate the oil & gas related revenue and expenses.
(i)	To adjust the income taxes to the excepted actual.
(j)

To adjust for the additional minority interest after the merger. TRBT owns a seventy six percent (76%) ownership interest in the six shopping malls included in the assets being merged. Croff is acquiring eighty percent (80%) of the stock of TRBT. This adjustment changes the minority interest after merger to the actual.

Croff Enterprises, Inc.
Pro Forma Statements of Income
For the nine month period ended September 30, 2006

		Taiyuan
		Rongan
		Business
		Trading			Pro Forma
	As Reported	Limited CO	Combined		Adjustments	Pro Forma
Revenues
Oil & natural gas revenue	$666,286	$-	$666,286	k	$ (666,286)	$-
Rental revenue	-	7,074,375	7,074,375			7,074,375
Other revenue	-	5,888,125	5,888,125			5,888,125
Total Revenue	666,286	12,962,500	13,628,786			12,962,500

Operating Expenses
Lease operating expenses	196,552	-	196,552	k	(196,552)	-
General and administrative	135,172	2,651,381	2,786,553	k	(97,172)	2,689,381
Overhead expense, related party	43,464	-	43,464	k	(7,464)	36,000
Financial expense	-	137,194	137,194			137,194
Bad Debt	-	2,325,816	2,325,816			2,325,816
Depreciation, depletion, amortization and accretion	40,901	1,133,955	1,174,856	k	(40,901)	1,133,955
Total Operating Expenses	416,089	6,248,346	6,664,435			6,322,346

Income from operations	250,197	6,714,154	6,964,351			6,640,154

Other income (expenses)
Interest expense	-	(19,094)	(19,094)			(19,094)
Interest income	38,536	3,192	41,728	k	(38,536)	3,192
Other expenses	-	(18,325)	(18,325)			(18,325)
Gain on sale of assets	112,543	-	112,543	k	(112,543)	-
Total Other Income (Expenses)	151,079	(34,227)	116,852			(34,227)

Net income before income taxes	401,276	6,679,927	7,081,203			6,605,927

Income tax expense - current	110,000	2,204,376	2,314,376	l	(134,820)	2,179,556
Income tax expense - deferred	-	-	-			-
Total income taxes	110,000	2,204,376	2,314,376			2,179,556

Minority interest	-	(1,069,657)	(1,069,657)	m	(681,178)	(1,750,835)

Net income	$291,276	$ 3,405,894	$3,697,170			$2,675,536

Other comprehensive income
Foreign currency translation adjustment	-	349,690	349,690			349,690

Comprehensive income	$291,276	$ 3,755,584	$4,046,860			$3,025,226

Net income applicable to preferred B shares	$207,449

Net income applicable to common shares	$83,827

Basis and diluted income per common share	$0.15					$0.22

Weighted average shares outstanding	551,224					12,049,642

Croff Enterprises Inc

Notes to Unaudited Pro Forma Combined Information

For the Nine Months Ended September 30, 2006

The unaudited pro forma combined financial information gives effect to the following:

The unaudited pro forma combined financial information reflects the following adjustments:

(k)	To eliminate the oil & gas related revenue and expenses.
(l)	To adjust the income taxes to the excepted actual.
(m)

To adjust for the additional minority interest after the merger. TRBT owns a seventy six percent (76%) ownership interest in the six shopping malls included in the assets being merged. Croff is acquiring eighty percent (80%) of the stock of TRBT. This adjustment changes the minority interest after merger to the actual.